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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 12, 2012

        The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on Thursday, January 12, 2012 at 9:30 a.m., Eastern Standard Time, at The Harmonie Club, 4 East 60th Street, New York, New York. We are holding the Annual Meeting to:

  1.
  Elect as directors the ten (10) nominees named in the attached Proxy Statement. (Proposal 1);

  2.
  Approve amendments to the Company's 2006 Equity Incentive Plan that would, among other things, increase by 400,000 the number of shares of common stock available for issuance under the Plan (Proposal 2);

  3.
  Conduct an advisory vote on the compensation of the Company's Named Executive Officers (Proposal 3);

  4.
  Conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers (Proposal 4);

  5.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012 (Proposal 5); and

  6.
  Transact such other business as may properly be brought before the meeting.

        The record date for the Annual Meeting is December 1, 2011. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2011 is being mailed with this Proxy Statement.

        You are invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded.

By order of the Board of Directors

Eric W. Nodiff Corporate Secretary

Little Falls, New Jersey
December 6, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on January 12, 2012.

        This Proxy Statement and the Company's Annual Report are all available free of charge at www.proxyvote.com.

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

        We are providing these proxy materials in connection with the solicitation by our Board of Directors (the Board) of proxies to be voted at our 2011 Annual Meeting of Stockholders to be held on Thursday, January 12, 2012 beginning at 9:30 a.m. Eastern Standard Time at The Harmonie Club, 4 East 60th Street, New York, New York and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about December 6, 2011. You should review this information together with our 2011 Annual Report to Stockholders, which accompanies this Proxy Statement.

Information about the Annual Meeting

Q:    Why did you send me this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed proxy card because the Board of Cantel Medical Corp. (we, Cantel or the Company) is soliciting your proxy to vote at our 2011 Annual Meeting of Stockholders (the meeting) to be held on Thursday, January 12, 2012, or any adjournments of the meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:    Who can vote at the meeting?

A:
Only stockholders of record as of the close of business on December 1, 2011 are entitled to vote at the meeting. On that date, there were 17,945,453 shares of our common stock (each, a share) outstanding and entitled to vote.

Q:    How many shares must be present to conduct the meeting?

A:
We must have a "quorum" present in person or by proxy to hold the meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:    What matters are to be voted upon at the meeting.

A:
Five proposals are scheduled for a vote:

•
Election as directors of the ten nominees named in this Proxy Statement, to serve until the first Annual Meeting of Stockholders following the fiscal year ending July 31, 2012;

•
Approval of amendments to the Company's 2006 Equity Incentive Plan that would, among other things, increase by 400,000 the number of shares of common stock available for issuance under the Plan;

•
Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers;

•
Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company's Named Executive Officers; and

•
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012.

  As of the date of this Proxy Statement, these five proposals are the only matters that our Board of Directors intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q:    How does the Board recommend that I vote?

A:
The Board recommends that you vote:

•
FOR the election of each of the nominees for director named in this Proxy Statement;

•
FOR the proposal to amend the Company's 2006 Equity Incentive Plan;

•
FOR the proposal to approve (on an advisory basis) the compensation of the Company's Named Executive Officers;

•
FOR (on an advisory basis) future advisory votes on the compensation of the Company's Named Executive Officers to be held every 1 year; and

•
FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012.

Q:    How do I vote before the meeting?

A:
You may vote your shares by mail by filling in, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone and Internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

  With respect to the election of directors, you may vote "FOR" all the nominees to the Board of Directors of the Company, you may withhold authority to vote for any nominee(s) you specify and you may withhold authority to vote for all of the nominees as a group. For the amendment of the Company's 2006 Equity Incentive Plan, the advisory vote on the compensation of the Company's Named Executive Officers, and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012, you may vote "FOR" or "AGAINST" or abstain from voting. For the advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers, you may vote for every "3 Years," "2 Years," "1 Year" or abstain from voting.

Q:    May I vote at the meeting?

A:
Yes, you may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person. For information on how to obtain directions to the meeting, please contact us at (973) 890-7220.

Q:    How do I vote if my broker holds my shares in "street name"?

A:
If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

Q:    What should I do if I receive more than one set of proxy materials?

A:
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:    How many votes do I have?

A:
Each share that you own as of the close of business on December 1, 2011 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on December 1, 2011, there were 17,945,453 shares outstanding.

Q:    May I change my vote?

A:
Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote prior to the meeting by executing a valid proxy bearing a later date and delivering it to us prior to the meeting at Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Assistant Secretary. You may withdraw your vote at the meeting and vote in person by giving written notice to our Assistant Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Assistant Secretary at the above address.

Q:    How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:
If you submit a properly executed proxy card but do not specify how you want to vote, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•
FOR the election of each of the nominees for director named in this Proxy Statement;

•
FOR the proposal to amend the Company's 2006 Equity Incentive Plan;

•
FOR the proposal to approve (on an advisory basis) the compensation of the Company's Named Executive Officers;

•
FOR (on an advisory basis) future advisory votes on the compensation of the Company's Named Executive Officers to be held every 1 year; and

•
FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012.

Q:    What is a broker non-vote?

A:
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Ernst & Young LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the proposal to amend the Company's 2006 Equity Incentive Plan, or on the advisory votes without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q:    What vote is required to elect directors?

A:
The ten nominees for election as directors who receive the highest number of "FOR" votes will be elected as directors. This number is a plurality. Withheld votes and broker non-votes (defined above) will have no effect on the outcome of the voting to elect directors.

Q:    What vote is required to approve the amendment to the Company's 2006 Equity Incentive Plan that would increase by 400,000 the number of shares of common stock available for issuance under the Plan?

A:
For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Q:    What vote is required to approve, on an advisory basis, the compensation of the Company's Named Executive Officers?

A:
This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company's Named Executive Officers. Since it is an advisory vote, the provisions of our Bylaws regarding the vote required to "approve" a proposal are not applicable to this matter. In order to be approved on an advisory basis, this proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Q:    What vote is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's Named Executive Officers?

A:
This matter is being submitted to enable stockholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years or every three years. Since it is an advisory vote, the provisions of our Bylaws regarding the vote required to "approve" a proposal are not applicable to this matter. Abstentions and broker non-votes will not be counted as expressing any preference. If none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders' best interests to hold an advisory vote on executive compensation more or less frequently than the alternative selected by our stockholders.

Q:    What vote is required to ratify the selection of Ernst & Young, LLP as Cantel's independent registered public accounting firm for the fiscal year ending July 31, 2012?

A:
For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Because this proposal is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions will have the same effect as a vote against the proposal.

Q:    Who will count the votes?

A:
Votes will be counted by an independent inspector of election appointed by the Chairman of the meeting.

Q:    Who pays for the solicitation of proxies?

A:
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:    How can I find out the results of the voting at the meeting?

A:
We will announce preliminary results at the meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K within four business days after the meeting. We will announce the Company's decision as to the future frequency of advisory votes on the compensation of the Company's Named Executive Officers in either that Form 8-K or an amendment thereto.

Q:    What is "householding" and how does it work?

A:
The SEC's "householding" rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Assistant Secretary, or by calling us at (973) 890-7220. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

  If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the notices of stockholder meetings and related proxy statements to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the notices of stockholder meetings and proxy statements, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address, who are currently receiving multiple copies of the notice of stockholders meetings and proxy statements and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of November 17, 2011, the number of common shares owned beneficially by any persons we know to be beneficial owners of more than five percent of our outstanding common shares, each of our directors, nominees for director, and each of our current executive officers named in the Summary Compensation Table below and all of our directors, nominees for director and officers as a group.

		Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Position with Cantel	Number		Percent of Total
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	Chairman of the Board and member of Office of the Chairman	2,912,586	(2)	16.2%
George L. Fotiades	Vice Chairman of the Board and member of Office of the Chairman	45,500	(3)	*
Robert L. Barbanell	Director	35,250	(4)	*
Alan R. Batkin	Director	32,789	(5)	*
Ann E. Berman	Director	6,500	(6)	*
Joseph M. Cohen	Director	91,625	(7)	*
Mark N. Diker	Director	177,381	(8)	1.0%
Alan J. Hirschfield	Director	260,848	(9)	1.5%
Andrew A. Krakauer	President, CEO, Director and member of Office of the Chairman	152,275	(10)	*
Peter J. Pronovost, M.D., Ph.D.	Director	6,500	(11)	*
Bruce Slovin	Director	227,600	(12)	1.3%
Seth R. Segel	Executive Vice President and member of Office of the Chairman	53,914	(13)	*
Craig A. Sheldon	Senior Vice President, CFO and Treasurer	62,584	(14)	*
Roy K. Malkin	Former President and CEO of Minntech Corporation	76,922	(15)	*
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5% Stockholder	1,055,798	(16)	5.9%
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, MD 21202	5% Stockholder	1,964,418	(17)	10.9%
Earnest Partners LLC 1180 Peachtree Street Suite 2300 Atlanta, GA 30309	5% Stockholder	1,320,118	(18)	7.4%
All officers, directors and director nominees as a group of 16 persons		4,097,924	(19)	22.5%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 17, 2011 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from November 17, 2011 have been exercised.

(2)
Includes 1,838,757 shares owned directly by Mr. Diker, including 28,366 restricted shares that are subject to risk of forfeiture, and 42,600 shares that Mr. Diker may acquire pursuant to stock options. Also includes an aggregate of 1,073,829 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 254,305 shares owned by Mr. Diker's wife, (ii) 232,449 shares owned by trusts for the benefit of Mr. Diker's children (including 120,844 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iii) 61,876 shares held in accounts for Mr. Diker's grandchildren over which he exercises investment discretion (including 15,400 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iv) 13,080 shares held by the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (v) 142,896 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors, and (vi) 369,223 shares held in certain other trading accounts over which Mr. Diker exercises investment discretion.

(3)
Includes 27,000 shares that Mr. Fotiades may acquire pursuant to stock options and 5,500 restricted shares that are subject to risk of forfeiture.

(4)
Includes 18,000 shares that Mr. Barbanell may acquire pursuant to stock options and 1,500 restricted shares that are subject to risk of forfeiture. Does not include 5,625 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership. Mr. Barbanell has not been nominated for re-election at the meeting.

(5)
Includes 18,000 shares that Mr. Batkin may acquire pursuant to stock options and 1,500 restricted shares that are subject to risk of forfeiture.

(6)
Includes 6,500 restricted shares that are subject to risk of forfeiture.

(7)
Includes 18,000 shares that Mr. Cohen may acquire pursuant to stock options and 1,500 restricted shares that are subject to risk of forfeiture.

(8)
Includes 11,887 shares owned directly by Mr. Diker, 29,250 shares that Mr. Diker may acquire pursuant to stock options and 1,500 restricted shares that are subject to risk of forfeiture. Also includes an aggregate of 120,844 shares owned by trusts for the benefit of Mr. Diker and 15,400 shares owned by a trust for the benefit of his children for which Mr. Diker may be deemed to be the beneficial owner.

(9)
Includes 17,250 shares that Mr. Hirschfield may acquire pursuant to stock options and 1,500 restricted shares that are subject to risk of forfeiture.

(10)
Includes 26,167 shares that Mr. Krakauer may acquire pursuant to stock options and 51,457 restricted shares that are subject to risk of forfeiture.

(11)
Includes 6,500 restricted shares that are subject to risk of forfeiture.

(12)
Includes 17,250 shares that Mr. Slovin may acquire pursuant to stock options and 1,500 restricted shares that are subject to risk of forfeiture.

(13)
Includes 3,500 shares that Mr. Segel may acquire pursuant to stock options and 25,924 restricted shares that are subject to risk of forfeiture.

(14)
Includes 5,333 shares that Mr. Sheldon may acquire pursuant to stock options and 23,949 restricted shares that are subject to risk of forfeiture.

(15)
Includes 17,001 shares that Mr. Malkin may acquire pursuant to stock options and 34,282 restricted shares that are subject to risk of forfeiture.

(16)
Information regarding this 5% stockholder (other than Percent of Total) is based upon information set forth in a Schedule 13G/A filed by the beneficial owner with the SEC on February 3, 2011.

(17)
Information regarding this 5% stockholder (other than Percent of Total) is based upon information set forth in a Schedule 13G/A filed by the beneficial owner with the SEC on April 11, 2011.

(18)
Information regarding this 5% stockholder (other than Percent of Total) is based upon information set forth in a Schedule 13G filed by the beneficial owner with the SEC on February 10, 2011.

(19)
Includes 247,518 shares that may be acquired pursuant to stock options and 226,034 restricted shares that are subject to risk of forfeiture.

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during fiscal 2011, our executive officers and directors and all persons holding more than 10% of our common stock timely filed all such Section 16(a) reports except as described herein. On April 6, 2011, 3,000 shares of Cantel common stock held in a trust for the benefit of Charles M. Diker's grandchildren were sold in an open market transaction. Mr. Diker, who is a trustee of the trust and therefore deemed a beneficial owner of the shares, did not file a Form 4 to report the sale in a timely manner. The Form 4 was filed on May 24, 2011, immediately after the error in filing was discovered.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our entire Board is elected each year at the Annual Meeting of Stockholders. The Board is currently comprised of eleven members but has approved the reduction of the Board to ten members effective as of the date of the meeting. All of the nominees listed below are incumbent directors. The nomination of each nominee to serve for a one-year term was recommended by our Nominating and Governance Committee (Nominating Committee) and approved by the Board. The ten nominees include seven independent directors as defined in the NYSE rules and regulations.

        Each nominee elected as a director will continue in office until the next Annual Meeting of Stockholders or until his or her successor has been elected or appointed. Each person nominated has agreed to serve if elected.

        The persons named as proxies intend to vote the proxies FOR the election of each of the nominees unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If for some reason any director nominee is unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on the proxy card, the proxies will be voted in favor of the remaining nominees.

        The following persons have been nominated as directors:

Name and Principal Occupation or Position	Age	Has Been a Director Since
Alan R. Batkin	67	2004

Vice Chairman, Eton Park Capital Management, L.P., an investment firm, since February 2007. For more than five years prior thereto, Mr. Batkin served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. He is also a director of Hasbro, Inc. (NYSE), a toy and game company, Overseas Shipholding Group, Inc. (NYSE), a company that operates oceangoing bulk cargo vessels, and Omnicom Group, Inc. (NYSE), a global marketing and corporate communications company. Mr. Batkin also served as a director of Diamond Offshore Drilling, Inc. and as a director of various mutual funds within the IQ Investment Advisors Fund Complex during the last five years. We believe that Mr. Batkin's specific banking, consulting and directorial experience described above qualifies him for service on the Board.
Ann E. Berman	59	2011

From April 2006 through June 2009, Ms. Berman served as senior advisor to the president of Harvard University. From 2002 through April 2006 she served as Vice President of Finance and Chief Financial Officer of Harvard University. Ms. Berman is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; natural gas exploration, production and pipeline operation companies; and a luxury lodging company; and Eaton Vance Corporation, an investment manager. We believe that Ms. Berman's accounting and financial management expertise and service as an audit committee member and chair of other public companies qualifies her for service on the Board.
Joseph M. Cohen	74	2000

Chairman of JM Cohen & Co., a family investment group, for more than the past five years. Mr. Cohen's career-long experience with matters of business has assisted the Board's consideration of management issues and strategic initiatives, many of which involve complex financial arrangements. This experience qualifies Mr. Cohen to serve on the Board.
Charles M. Diker	76	1985

Chairman of the Board since 1986 and a member of the Office of the Chairman since April 2008. Mr. Diker has served as a managing partner of Diker Management LLC, a registered investment adviser, for more than the past five years. He is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; natural gas exploration, production and pipeline operation companies; and a luxury lodging company. We believe that Mr. Diker's more than 25-years of service as Chairman and a director of Cantel, knowledge of the Company's business and his strong strategic vision for the Company qualify him to serve on our Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Mark N. Diker	45	2007

A co-managing partner of Diker Management LLC, a registered investment adviser, for more than the past five years. We believe that Mr. Diker's experience in investment-related matters and ability to assist in the analysis of acquisition targets qualifies him to serve on our Board.
George L. Fotiades	58	2008

Operating Partner—Chairman, Healthcare investments at Diamond Castle Holdings, LLC, a private equity firm, since April 2007. For more than five years prior thereto, Mr. Fotiades served as President and COO of Cardinal Health, Inc., a leading provider of healthcare products and services. Previously, he served as President and CEO of Cardinal's Pharmaceutical Technologies and Services segment, which was subsequently acquired by Blackstone and renamed Catalent Pharma Solutions. Mr. Fotiades also served as Catalent's Chairman from 2007 until 2010. He is also a director of Prologis (NYSE), a leading owner, operator and developer of industrial real estate, and Aptargroup Inc. (NYSE), a leader in the global dispensing systems industry. Mr. Fotiades has served as Vice Chairman of the Board of Cantel and a non-executive member of the Office of the Chairman since April 2008. Mr. Fotiades' extensive experience in executive management of global operations, strategic planning, and sales and marketing, particularly in the healthcare industry, qualifies him to serve on the Board.
Alan J. Hirschfield	76	1986

Private investor and consultant for more than the past five years. Mr. Hirschfield is also a director of Carmike Cinemas, Inc. (NASDAQ), a national theater chain, and Leucadia National Corp. (NYSE), a holding company engaged in various operating and investing activities. He served as Vice Chairman of the Board of Cantel from 1988 until March 2009. Mr. Hirschfield has managerial experience in the media and entertainment sector, as well as in investment banking and real estate. This experience, together with his twenty-five years of service as a director of Cantel, qualifies him to serve on the Board.
Andrew A. Krakauer	56	2009

CEO of the Company since March 2009 and President and a member of the Office of the Chairman since April 2008. From August 2004 through April 2008 he served as Executive Vice President and Chief Operating Officer. For more than five years prior thereto, he served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare. Mr. Krakauer's detailed knowledge of the Company's business and operations, his service as a senior executive and his extensive experience as past Chief Operating Officer of the Company and interim President of the Company's water purification operations qualify him to serve on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Peter J. Pronovost, M.D., Ph.D	46	2010

Professor, Johns Hopkins University School of Medicine (Departments of Anesthesiology and Critical Care Medicine), in the Bloomberg School of Public Health (Department of Health Policy and Management) and in the School of Nursing for more than the past five years. In addition, Dr. Pronovost serves as a practicing anesthesiologist and critical care physician, researcher, lecturer and international patient safety leader. He is also the Director of the Armstrong Institute for Patient Safety and Quality and is Johns Hopkins Medicine's senior vice president for patient safety and quality. Dr. Pronovost is a lecturer and author in the fields of patient safety, ICU care, quality health care, evidence-based medicine, and the measurement and evaluation of safety efforts. His research is centered on improving the quality of care delivered in the intensive care unit and operating suite and improving patient safety in these and other clinical areas. We believe that Dr. Pronovost's position as a world renowned leader of patient safety and quality qualifies him to serve on the Board.
Bruce Slovin	75	1986

President, 1 Eleven Associates, LLC, a private investment firm, for more than the past five years. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a holding company that owns and manages four operating businesses, and SIGA Technologies, Inc. (NASDAQ), a company specializing in the development of pharmaceutical agents to fight biowarfare pathogens. Mr. Slovin's experience in various operating and financial positions and his ability to play a valuable leadership role, qualifies him to serve on the Board.

        The Board of Directors recommends that you vote "FOR" the election of each of the ten nominees.

        The following individual currently serves as a director of the Company but our Board of Directors has decided not to nominate him for re-election at the meeting after Mr. Barbanell indicated his desire to retire at the end of his current term:

Robert L. Barbanell	81	1994

President, Robert L. Barbanell Associates, Inc., a financial consulting company, for more than the past five years. Mr. Barbanell's career-long experience with matters of banking, finance and accounting has assisted the Board's consideration of financing and accounting matters, including Sarbanes Oxley requirements and internal audit controls.

 CORPORATE GOVERNANCE

        We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Business Conduct and Ethics

        All of our employees, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), all other senior financial officers and all other executive officers, are required to comply with our Code of Business Conduct and Ethics. You can access our Code of Business Conduct and Ethics by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Code of Business Conduct and Ethics is also available without charge in print to any requesting stockholder. We post amendments to, and waivers of, our Code of Business Conduct and Ethics, as applicable, on our website.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating Committee and the Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. You can access our Corporate Governance Guidelines by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Corporate Governance Guidelines are also available without charge in print to any requesting stockholder.

Certain Relationships and Related Persons Transactions

        Our Corporate Governance Guidelines address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, any related person transaction that would require disclosure by us under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, including those with respect to a director, a nominee for director or an executive officer, must be reviewed and approved or ratified by the Nominating Committee, excluding any director(s) interested in such transaction. Any such related person transactions will only be approved or ratified if that Committee determines that such transaction will not impair the involved person(s)' service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

        Mark N. Diker, our Chairman's son, has served as a director of Cantel since October 18, 2007. Because of such family relationship, he is not treated as an independent director. During fiscal 2011, Mr. Mark Diker's total compensation was approximately $36,000 and he was awarded 1,500 restricted shares under the 2006 Equity Incentive Plan in connection with his directorship at Cantel.

        Other than compensation paid to our executive officers and directors and disclosed in this Proxy Statement or otherwise approved by our Compensation Committee or Board, we did not engage in any related person transactions in fiscal 2011.

 BOARD MATTERS; COMMITTEES

Board of Directors Meetings and Attendance of Directors

        The Board held four regular meetings and three special meetings during the fiscal year ended July 31, 2011. During fiscal 2011, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which he served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All nine individuals then serving as members of the Board attended our 2010 Annual Meeting of Stockholders.

Director Independence

        In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board has affirmatively determined that the following eight directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934 (the Exchange Act) and within the NYSE definition of "independence": Robert L. Barbanell (who has not been nominated for re-election), Alan R. Batkin, Ann E. Berman, Joseph M. Cohen, George L. Fotiades, Alan J. Hirschfield, Peter J. Pronovost, M.D., Ph.D. and Bruce Slovin. Our Board has also concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board. Independent directors receive no compensation from us for service on the Board or the Committees other than directors' fees and equity grants under our 2006 Equity Incentive Plan.

Executive Sessions; Presiding Director

        As required by the NYSE listing standards, our non-management directors meet in executive sessions at which only non-management directors are present on a periodic basis. Mr. Batkin serves as the presiding independent director (Presiding Director) and is the chairperson for all non-management director meetings. He has been selected by our non-management directors to serve in such position each year since December 2004.

Communications with Directors; Hotline

        You may contact the entire Board, any Committee, the Presiding Director or any other non-management directors as a group or any individual director by calling our toll-free Hotline at 1-800-826-6762 (for calls originated within the United States or Canada). For calls originated outside the United States and Canada, the toll-free Hotline number is 1-800-714-4521; please visit our website identified below or the AT&T website http://www.business.att.com/bt/access.jsp for international access codes required for calls originated outside the United States and Canada. An outside vendor collects all reports or complaints and delivers them to our General Counsel, who, in appropriate cases, forwards them to the Audit Committee and/or the appropriate director or group of directors or member of management. You are also welcome to communicate directly with the Board at the meeting. Additional information regarding the Hotline can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com.

Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. All members of the Audit Committee, the Compensation Committee and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Committees can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Assistant Secretary.

        Audit Committee.    The Audit Committee is composed of Messrs. Barbanell (Chairman), Batkin and Slovin and Ms. Berman. Following the completion of Mr. Barbanell's term on the Board at the meeting, we expect that Ms. Berman will serve as Chairman of the Audit Committee. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that both Mr. Barbanell and Ms. Berman qualify as an "audit committee financial expert" for purposes of the federal securities laws. Mr. Barbanell developed such qualification through his experience as general partner of a securities firm and managing director of a merchant banking affiliate of an international bank, as well as his service as a corporate financial officer and experience as a director of both public and private companies. Ms. Berman developed such qualifications through her service as Vice President of Finance and Chief Financial Officer of Harvard University.

        The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

        The Audit Committee held five meetings during fiscal 2011, of which four were meetings held prior to the filing of our Quarterly Reports on Form 10-Q or Annual Report on Form 10-K for the primary purpose of reviewing such reports and the quarterly closing process.

        Compensation Committee.    The Compensation Committee is composed of Messrs. Hirschfield (Chairman), Cohen and Batkin. The Compensation Committee performs the following functions: (1) discharging the Board's responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; and (3) administering our equity incentive plans in accordance with the terms of such plans. The Compensation Committee held four meetings during fiscal 2011. In discharging its responsibilities, the Compensation Committee, among other things, evaluates the CEO's performance and determines and approves the CEO's compensation level based on such evaluation. The Compensation Committee also determines the compensation of other executive officers. The CEO makes recommendations to the Compensation Committee regarding the amount and form of his compensation and the compensation of our other executive officers. Neither our management nor the Compensation Committee retained any compensation consultants in fiscal 2011.

        Compensation Committee Interlocks and Insider Participation.    None of the directors who served on the Compensation Committee during fiscal 2011 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person. During the fiscal year ended July 31, 2011, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

        Nominating Committee.    The Nominating Committee is composed of Mr. Fotiades (Chairman), Mr. Barbanell and Mr. Cohen. Following the completion of Mr. Barbanell's term on the Board at the meeting, we expect that Dr. Pronovost will join the Nominating Committee. The Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; (3) overseeing evaluation of the Board and management and (4) reviewing and assessing the compensation paid to members of the Board and its committees. The Nominating Committee held two meetings during fiscal 2011.

Board Leadership Structure

        The CEO and Chairman roles at Cantel are separated between Andrew A. Krakauer and Charles M. Diker, respectively, in recognition of their differing responsibilities. The CEO is responsible for leading the organization's day-to-day performance, executing the Company's strategies and ensuring the success of our acquisition program. The Chairman is responsible for advising the CEO, collaborating on acquisitions, and presiding over meetings of the Board. In addition, the Chairman is principally responsible for setting the strategic direction of the Company with assistance from the CEO. Although we do not have a formal policy regarding whether the offices of Chairman and CEO should be separate, our Board believes that the existing leadership structure, with the separation of the Chairman of the Board and CEO roles, enhances the accountability of the CEO to the Board and strengthens the Board's independence from management. In addition, the Board believes that having a separate Chairman creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders.

Board Role in Risk Oversight

        The Board is responsible for oversight of the Company's management of enterprise risks. Cantel's senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. Management of the Company advises the Board on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. We do not believe our Board's oversight of risk influences our leadership structure, though we believe our leadership structure helps mitigate risk by separating oversight of our day-to-day business from the oversight of our Board.

Selection of Nominees for Election to the Board

        The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Assistant Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

        The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board's current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and company policies or procedures. Although the Board considers diversity as a factor to be considered in identifying and evaluating nominees, it does not have any formal policy with respect to diversity. The Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; concern for Cantel's success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interests.

EXECUTIVE OFFICERS OF CANTEL

Name	Age	Position
Charles M. Diker	76	Chairman of the Board and member of Office of the Chairman
Andrew A. Krakauer	56	President, CEO and member of Office of the Chairman
Seth R. Segel	42	Executive Vice President and member of Office of the Chairman
Craig A. Sheldon	49	Senior Vice President, Chief Financial Officer and Treasurer
Eric W. Nodiff	54	Senior Vice President and General Counsel
Steven C. Anaya	41	Vice President and Controller

        Set forth below is certain biographical information concerning our current executive officers who are not also directors:

        Mr. Segel has served as our Executive Vice President since March 2009 and as a member of the Office of the Chairman since April 2008. From November 2002 through March 2009, Mr. Segel served in other executive capacities, most recently as Senior Vice President—Corporate Development and Strategy.

        Mr. Sheldon, who has been employed by us in various executive capacities since November 1994, has served as our Senior Vice President and Chief Financial Officer since November 2002. In March 2008, Mr. Sheldon was also appointed Treasurer. Mr. Sheldon is a certified public accountant.

        Mr. Nodiff has served as our Senior Vice President and General Counsel since January 2005. In January 2009, Mr. Nodiff was also appointed Secretary.

        Mr. Anaya, who has been employed by us since March 2002, has served as Vice President since November 2003 and Controller since November 2002. Prior thereto, he served as our Assistant Controller. Mr. Anaya is a certified public accountant.

 COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of our Board discharges certain responsibilities of the Board with respect to compensation of the Company's executive officers, which, for the fiscal year ended July 31, 2011, included our Chairman of the Board and member of Office of the Chairman, Charles M. Diker; President/Chief Executive Officer (CEO) and member of Office of the Chairman, Andrew A. Krakauer; Executive Vice President and member of Office of the Chairman, Seth R. Segel; Senior Vice President, Chief Financial Officer (CFO) and Treasurer, Craig A. Sheldon; and the former President and CEO of Minntech Corporation (a subsidiary of the Company), Roy K. Malkin (the Named Executive Officers or NEOs). Mr. Malkin is no longer an executive officer of the Company due to a change in his responsibilities upon returning from disability leave.

Objectives of Compensation Programs

        The primary objectives of the Company's compensation program are to:

  •
  Closely align the interests of the executive officers with those of the stockholders, and

  •
  Offer compensation opportunities that attract and retain talented executive officers, motivate such officers to perform at their highest level and reward their achievements.

        The abilities and performance of the Company's executives are critical to the Company's long-term success, and the objectives of the compensation program are designed to complement each other by balancing the Company's interest in achieving both its short-term and long-term goals. Base salary and incentive-based cash bonuses are paid to reward performance and the achievement of short-term objectives and equity awards are used to align the executives' interests with the long-term success of the Company.

What the Company's Compensation Program is Designed to Reward

        The Company's business plan emphasizes growth through the expansion of existing operations and the addition of new products through acquisitions and product development. This strategy is advanced by identifying and acquiring businesses; effectively integrating acquired operations, personnel, products and technologies into the organization; retaining and motivating key personnel throughout the Company; attracting and retaining customers; and encouraging new product development. In addition, the Company relies on its executives to sustain and efficiently manage current businesses while adapting and growing its business segments in response to the ever-changing competitive landscape, and, in general, to maximize stockholder value. The compensation program is designed to reward the NEOs for successfully managing these tasks, increasing earnings of the Company, and creating stockholder value.

Role of Compensation Consultant and Survey Data

        Although the Compensation Committee has retained and worked with an independent consulting firm in the past, it elected not to do so for fiscal 2011. In addition, it did not utilize any specific survey data or benchmarking with respect to fiscal 2011 compensation. Instead, the Committee relied on its own analyses and processes described herein in setting fiscal 2011 compensation for the NEOs. In the future, the Compensation Committee may elect to retain an independent consulting firm to provide competitive pay data and compensation trends, analysis and recommendations with respect to the Company's CEO and other executive officers.

Elements of the Compensation Program; Why the Compensation Committee Chose Each Element and How it Relates to the Company's Objectives

        The two principal elements comprising executive compensation are cash and equity awards. The cash element is divided into base salary and annual cash incentives under the Company's Annual Incentive Compensation Plan, which covers short term incentive compensation (STIP) and the equity element consists of stock options and restricted stock awards (subject to a risk of forfeiture) under the Company's Long Term Incentive Compensation Plan (LTIP). These elements complement each other and give the Committee flexibility to create compensation packages that provide short and long-term incentives in line with the Company's approach to compensation. Such approach is designed to provide the executive sufficient cash to be competitive with other employment opportunities, while at the same time providing the executive with an incentive to build stockholder value by aligning the executive's interests with those of our stockholders.

        Base salary is the primary fixed element of the Company's compensation program and is used to attract and retain, as well as motivate and reward, executive officers. In determining the base salary of NEOs, the Compensation Committee considers the experience, skills, knowledge and responsibilities required of the executive officer in his role, specifically, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, and if applicable, the base salary of the individual at his prior employment.

        Short-term incentive compensation is an opportunity for executives to receive cash bonuses based on the Company's (or its divisions') annual financial performance. The short-term incentive compensation is intended to reward performance for the most recently completed fiscal year when financial objectives are achieved and motivate and retain qualified individuals who have the opportunity to influence future results, advance business objectives, and enhance stockholder value. Likewise, this element of compensation is designed to provide a reduced award or no award when financial objectives are not achieved. Under the STIP, target amounts for the annual bonus opportunity are required to be established within 75 days after the commencement of the fiscal year and are based on achievement of one or more metrics described in the STIP. The exact annual metrics and targets to be used under the STIP are approved by the Compensation Committee each year. In addition, under the STIP, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward performance in excess of measurable performance objectives. Mr. Diker does not participate in the STIP and does not receive cash bonuses.

        For fiscal 2011, the Committee established a target level, as a percentage of base salary, for each member of senior management for purposes of determining cash bonuses under the STIP. Achievement of the target levels was based on attainment of the Company's fiscal 2011 targeted diluted earnings per share (EPS) and, in the case of Division CEOs including Mr. Malkin, budgeted operating income for the applicable division. Factors included in the process of determining senior management target levels, as well as discretionary additional bonuses, were business performance, scope of responsibilities and accountability, competitive and other industry compensation data, special circumstances and expertise, individual performance, comparison with compensation of our other senior managers and recommendations of the Chairman of the Board.

        The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic and stockholder value goals. Through equity awards, the LTIP is designed to communicate and reinforce strategic, operational and financial objectives linked to creating stockholder value, provide a competitive incentive for achievement of long-term corporate stockholder value goals and establish an objective basis for determining annual long-term incentive awards for eligible participants.

        Equity awards (which may consist of restricted stock, stock options, stock appreciation rights or performance awards) are granted under the LTIP to NEOs in order to give them an ownership interest in the Company, thereby aligning their interests with those of the stockholders and providing a long-term incentive. Restricted stock awards consist of awards of the Company's common stock subject to specified vesting restrictions or conditions including, among other things, continued employment with the Company. Stock options and stock appreciation rights (rights to receive a payment equal to the increase in fair market value of the Company's common stock since the grant date thereof) are equity awards whose value depends on an increase in the Company's common stock price. The Compensation Committee determined at the end of fiscal 2010 to no longer grant stock options to management and rather, to grant only restricted stock to management. Grants of restricted stock have intrinsic value regardless of price appreciation, and may create a better identity of interests between management and other shareholders. In addition, the Committee believes that due to their intrinsic value, restricted shares may have a stronger retentive effect on management than stock options. Following fiscal 2011 restricted stock awards were granted to management under the LTIP. Mr. Diker does not participate in the LTIP but is awarded restricted stock awards as an employee of the Company from time to time based on recommendations of the Compensation Committee and approval of the Board.

        The Compensation Committee typically imposes time-based vesting conditions on stock options and restricted stock awards because it believes that time based vesting encourages recipients of awards to remain employed by the Company and continue to provide services to us, and also encourages recipients to build stockholder value over a long period of time. As with other issued shares of our common stock, recipients of restricted stock (but not stock options) awarded under the LTIP are entitled to receive dividends we pay on our common stock.

Risk in Our NEO Compensation Program

        Our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. We believe the base salary levels of our executives mitigate excessive risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics. We also provide a mixture of both short-term and long-term incentives. With a significant weighting on long-term incentives that are subject to time-based vesting, we believe NEOs' incentives are aligned with those of our shareholders and short-term risk taking is discouraged. In addition, the performance measures used for short-term incentives are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks. The metrics we use are typically calculable in accordance with generally accepted accounting principles (GAAP) and audited at the end of the year. Also, short-term incentives in the form of annual performance bonus payouts have been established, depending on an executive's position, at between 40-70% of base salary for on-target performance. Under the STIP, the Compensation Committee may determine that extraordinary performance warrants a higher payout but with a cap of 200% of targeted bonus, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks. In addition, stock options and restricted stock awards granted to employees generally vest annually over three years, so executives always have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term. The Compensation Committee further retains discretion under both the STIP and LTIP to reduce or not pay awards under such plans due to an NEO's misconduct or poor performance.

How the Compensation Committee Chose Amounts and Formulas for Each Element

        Base Salary.    Currently the Compensation Committee approves the base salaries of all NEOs; however, the base salary of Mr. Diker is also subject to approval by the Board of Directors. In February 2011, the base salary of the CEO was increased by $35,000, or 7.8%, in recognition of his contributions and the performance of the Company. The base salary of each of Messrs. Segel, Sheldon and Malkin was increased by 2.5% in recognition of their contributions and the performance of the Company. The Committee maintained the relative differences among them (other than the CEO) that had been established in prior fiscal years based on the NEOs' roles and responsibilities and the Committee's prior perception of executives of other similar companies of similar position, responsibility, experience, qualifications, and performance. The greater percentage increase for the CEO was due to his leadership of the Company, expanded responsibilities with the growth of the Company and the excellent fiscal 2010 operating results of the Company. The base salary of Mr. Diker, who does not provide services to the Company on a full time basis, was established by Board in recognition of his contributions to the Company. After maintaining the same base salary of $225,000 for more than five years, the Board increased Mr. Diker's base salary to $250,000 effective February 1, 2011 in consideration for the broad range of services he provides to the Company. As a result of the Committee's review and the modest increases, the current base salaries for our NEOs, which will remain in effect through at least January 31, 2012, are as follows:

NEO	BASE SALARY
Mr. Krakauer	$485,000
Mr. Malkin	$426,111
Mr. Segel	$357,715
Mr. Sheldon	$315,979
Mr. Diker	$250,000

        Short-Term Incentive Plan.    For fiscal 2011, the Compensation Committee chose EPS as the performance metric under the STIP to maintain a focus on increasing stockholder value and driving superior financial performance. The Committee believes EPS is a key metric in measuring the Company's success and provides certainty and comparability since it is calculated in accordance with generally accepted accounting principles and audited each year. Specifically, for fiscal 2011 the performance target was EPS of $1.09. For Mr. Malkin, 25% of his potential incentive compensation was based on Cantel's EPS target, while the other 75% of his potential incentive compensation was based on the attainment by Minntech in fiscal 2011 of its budgeted operating income.

        For fiscal 2011, the target incentive awards under the STIP, established as a percentage of base salary, were set by the Compensation Committee as follows:

NEO	TARGET INCENTIVE AWARD
Mr. Krakauer	70%
Mr. Malkin	55%
Mr. Segel	50%
Mr. Sheldon	45%
Mr. Diker	NA

        The target incentive awards remained unchanged from fiscal 2010.

        In fiscal 2011, the Company exceeded the EPS performance target of $1.09. Our actual EPS was $1.18. In addition, the Minntech division exceeded its budgeted operating income. Therefore, Messrs. Krakauer, Segel, Sheldon and Malkin each received his full target incentive award, although Mr. Malkin's award was adjusted as described below. In addition, because the amounts by which our actual EPS exceeded our performance targets were significant, the Compensation Committee utilized its discretion under the STIP to award additional cash bonuses to our NEOs (exclusive of Mr. Diker, who does not participate in our STIP). Total STIP awards to NEOs for fiscal 2011 were as follows:

NEO	INCENTIVE-BASED AWARD	DISCRETIONARY AWARD	TOTAL CASH AWARD
Mr. Krakauer	$339,500	$84,875	$424,375
Mr. Malkin	$199,734	$12,484	$212,218
Mr. Segel	$178,858	$44,714	$223,572
Mr. Sheldon	$142,191	$35,547	$177,738
Mr. Diker	NA	NA	NA

        Mr. Malkin was out on disability leave for approximately two months during fiscal 2011 so his award was based on a base salary of approximately 5/6th of his normal annual salary.

        These discretionary STIP awards increased the incentive-based awards by 25% in the case of Messrs. Krakauer, Segel and Sheldon and 6% in the case of Mr. Malkin. The percentages of the discretionary awards were less on a relative basis in fiscal 2011 than in fiscal 2010 due to the Compensation Committee's assessment of the Company's performance during fiscal 2011 relative to fiscal 2010. Mr. Malkin received a lower discretionary award on a percentage basis than the other NEOs due to his incentives being more heavily tied to his Division, for which no discretionary award was paid. Mr. Diker does not participate in the STIP so did not receive any compensation thereunder.

        In addition to receiving bonus awards under the STIP, certain NEOs were awarded discretionary bonuses in connection with services performed during fiscal 2011 related to our acquisition of assets of Byrne Medical, Inc., which was completed on August 1, 2011. Such bonuses, included in the Summary Compensation Table under the "Bonus" column, were awarded to Seth Segel ($30,000) and Craig Sheldon ($30,000) for their contributions on that transaction, the largest acquisition in our history.

        Equity Awards.    The Compensation Committee determines the number of shares of stock underlying the equity awards based upon each NEO's position and performance during the fiscal year. The Committee established fiscal 2011 equity award targets for all NEOs other than Mr. Diker based on a percentage of their base salary (described below). Mr. Diker is not a participant in the LTIP but has received equity awards from time to time upon the recommendation of the Compensation Committee and approval of the Board. All restricted stock awards to NEOs are subject to vesting in three equal annual installments beginning on the first anniversary of the grant date.

        The target incentive equity award percentages were determined by the Committee to reflect the objectives of the LTIP and to give effect to the positions, responsibilities and contributions to the Company of each NEO. The percentages also reflect the Compensation Committee's view, based on past analyses which were not updated in fiscal 2011, of market-based differences for similarly positioned executives at other companies. The percentage of Mr. Segel was increased in fiscal 2011 due to the Committee's evaluation of his performance, level of responsibility and contribution on the Company's recent acquisitions and alignment with other executives.

        On October 3, 2011, the Compensation Committee awarded the NEOs (other than Mr. Diker) restricted shares under the LTIP attributable to fiscal 2011 performance based on the $20.32 closing price of Cantel common stock on the NYSE on that date. On October 21, 2011, the Board awarded Mr. Diker 9,000 restricted shares based on his contributions related to the Company's recent acquisitions and for providing direction and assistance to management during fiscal 2011. The number of shares of restricted stock issued to Messrs. Krakauer, Segel, Sheldon and Malkin was calculated by (1) multiplying such NEO's base salary by the incentive award percentage and (2) dividing the product by $20.32. However, in the case of Mr. Malkin, the calculation was based on his base salary as reduced by his short term disability benefits. For these awards, the Compensation Committee established the following payment percentages and, as a result, made the grants indicated:

NEO	TARGET INCENTIVE AWARD	VALUE OF AWARD	NUMBER OF SHARES AWARDED
Mr. Krakauer	100% of Base Salary	$485,140	23,875
Mr. Segel	70% of Base Salary	$250,444	12,325
Mr. Sheldon	70% of Base Salary	$221,488	10,900
Mr. Malkin	80% of Base Salary	$290,576	14,300
Mr. Diker	N/A	$219,240	9,000

Post-Retirement and Other Benefits

        Each of Messrs. Krakauer, Segel and Sheldon is party to a severance agreement with the Company that contains certain post-termination benefits.

        The Compensation Committee believes that post-termination benefits are an important aspect of an executive compensation program because they allow the Company to better recruit and retain executive officers by offering competitive compensation packages. Such benefits also allow the executive officers to focus on performance of their duties and eliminate distractions related to job security concerns. The severance agreements also provide benefits in the event of a change in control of the Company to further align the interests of the executive with those of the stockholders. These arrangements are primarily intended to maintain the executive's motivation to consummate the sale of the Company in circumstances where such event will maximize stockholder value, notwithstanding that such transaction may result in the executive's loss of continued employment with the Company. We believe a "double trigger" requiring actual termination following a change of control rather than simply awarding amounts in the event of a change of control best aligns the NEOs' interests by encouraging them to continue to perform their duties adequately rather than simply receiving an award for completing a transaction.

        We believe that these severance benefits are reasonable and appropriate for our NEOs in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience. We do not include "gross-up" provisions in the severance agreements. A more detailed description of our severance agreements may be found below under the heading "Post Termination Benefits and Change in Control."

        Severance benefits also include the vesting of 100% of the executives' unvested stock options and unvested restricted stock awards and other similar rights in certain circumstances. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control and certain other terminations, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in Cantel's value attributable to the performance of the current management team.

        The severance agreements for our NEOs provide equal benefits for each NEO that is a party to a severance agreement, other than our CEO and any executive who has 15 years of employment with the Company being entitled to a higher multiple of his base salary in the event of a termination in a non-change of control situation. We believe that a higher severance multiple for our CEO is needed in order to attract the individual we believe is best suited for the office. Our CEO is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. We also believe that any NEO (other than Mr. Diker) who has 15 years of employment with the Company should be entitled to additional compensation in the event of a termination of his employment in a non-change in control situation in recognition of his long service to the Company.

        In addition to the above benefits, we provide to Messrs. Krakauer, Segel and Sheldon (1) term life insurance equal to one year's base salary, (2) a car allowance equal to $750 a month plus related expenses, (3) an executive physical once every three years (up to $3,500, subject to a gross-up to make this benefit tax neutral), (4) a $7,000 allowance for disability insurance or long term care insurance and (5) a 401(k) plan match. We believe these perquisites are appropriate as part of a competitive benefits package. Messrs. Malkin and Diker are provided a 401(k) plan match.

        Mr. Malkin recently entered into an employment agreement (effective as of December 1, 2011), and his existing severance agreement was terminated. The employment agreement provides that if Mr. Malkin retires prior to January 5, 2014, all stock options held by him will immediately vest in full. In addition, subject to certain conditions (e.g., signing a release), all shares of restricted stock held by Mr. Malkin on January 5, 2014 will automatically vest on that date or, in the event his employment is terminated prior to January 5, 2014 for any reason other than "cause" or retirement, on the termination date.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code (the Code) limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2011.

Compensation Committee Alan J. Hirschfield (Chairman) Alan R. Batkin Joseph M. Cohen

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation for our CEO, CFO and three other most highly compensated executive officers (our Named Executive Officers or NEOs).

SUMMARY COMPENSATION TABLE

Name and Pricipal Position	Year	Salary $	Bonus $	Option Awards ($)(1)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Andrew A. Krakauer	2011	467,500	—	—	494,500	(3)	424,375	20,707	(4)	1,407,082
President and Chief Executive	2010	437,500	—	124,943	131,093		441,000	20,395		1,154,931
Officer(2)	2009	425,000	371,875	254,340	291,800		—	21,580		1,364,595
Seth R. Segel	2011	353,353	30,000	—	243,746		223,572	20,349	(5)	871,020
Executive Vice President(2)	2010	337,253	—	56,385	63,560		244,293	20,207		721,698
	2009	337,188	207,371	137,850	145,900		—	21,597		849,906
Charles M.Diker	2011	237,500	—	—	467,215	(3)	—	43,016	(6)	747,731
Chairman of the Board	2010	225,000	—	123,849	112,992		—	42,693		504,534
	2009	225,000	—	113,940	—		—	43,439		382,379
Craig A. Sheldon	2011	312,126	30,000	—	231,013		177,738	20,183	(7)	771,060
Senior Vice President, Chief	2010	303,060	—	53,700	59,588		208,084	20,402		644,834
Financial Officer, and	2009	297,847	183,176	133,050	145,900		—	21,737		781,710
Treasurer(2)
Roy K. Malkin	2011	423,034	—	—	356,524		212,218	8,305	(8)	1,000,081
President and Chief Executive	2010	408,689	—	83,235	91,368		286,000	9,704		878,996
Officer of Minntech	2009	401,659	212,879	152,250	218,850		—	12,342		997,980

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

(2)
Mr. Krakauer became President and Chief Executive Officer on March 20, 2009 after serving as President since April 24, 2008. Mr. Segel became Executive Vice President on March 20, 2009. Prior to that date he served as Senior Vice President—Corporate Development and Strategy. Mr. Sheldon became Treasurer on March 20, 2009 in addition to his role as Senior Vice President and Chief Financial Officer.

(3)
Includes the value of 500 shares awarded to the recipient in his capacity as a director of the Company.

(4)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Krakauer: (i) $12,378 in vehicle fringe benefits, (ii) $7,350 in contributions under a 401(k) plan, (iii) $739 in term life insurance premiums, and (iv) $240 in health club benefits.

(5)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Segel: (i) $12,378 in vehicle fringe benefits, (ii) $7,484 in contributions under a 401(k) plan, and (iii) $487 in term life insurance premiums.

(6)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Diker: (i) $36,000 in office expenses, and (ii) $7,016 in contributions under a 401(k) plan.

(7)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Sheldon: (i) $12,378 in vehicle fringe benefits, (ii) $7,492 in contributions under a 401(k) plan, and (iii) $313 in term life insurance premiums.

(8)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Malkin: (i) $2,246 in vehicle fringe benefits, and (ii) $6,059 in contributions under a 401(k) plan.

Grants of Plan-Based Awards Table

        The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended July 31, 2011:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units #
							Grant Date Fair Value of Stock Awards ($)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date
Andrew A. Krakauer	169,750	339,500	679,000	10/21/10	26,500	(2)	482,035
				7/31/11	500	(2)	12,465
Seth R. Segel	89,429	178,858	357,715	10/21/10	13,400	(2)	243,746
Charles M. Diker	N/A	N/A	N/A	10/21/10	25,000	(2)	454,750
				7/31/11	500	(2)	12,465
Craig A. Sheldon	71,095	142,191	284,381	10/21/10	12,700	(2)	231,013
Roy K. Malkin	117,180	234,361	468,722	10/21/10	19,600	(2)	356,524

(1)
All non-equity incentive plans referenced in the table provide that no bonus is payable if the minimum level of performance required by the plan is not achieved by the NEO.

(2)
Each restricted stock award is subject to a risk of forfeiture which lapses as to one-third of the awards on each of the first three anniversaries after the grant date.

Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards Table

Short-Term Incentive Plan

        Under the STIP, our NEOs and certain other executives and key employees of the Company are eligible to receive cash bonus awards based on their achievement of performance targets for each fiscal year ending July 31st (each year being referred to as a Plan Year).

        The STIP is administered by the Compensation Committee, which establishes annual performance targets (the Performance Targets) for each Plan Year. Awards are based on the achievement of the Performance Targets, which are based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the subsidiary or division of the Company for or within which the participant is primarily employed. Such Performance Targets may also may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary) under one or more of the measures described above relative to the performance of other corporations. For fiscal 2011, the Committee utilized the Company's fiscal 2011 budgeted EPS of $1.09. In fiscal 2011, the Company exceeded this Performance Target.

        The target incentive awards for each eligible position (by category) are expressed as a percentage of base salary within the ranges designated below (with the actual target incentive award percentages determined by the Compensation Committee on an annual basis):

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President	70% - 100%
COO, Division CEO, Executive Vice President, Senior Vice President	45% - 65%
Vice President	40% - 55%
Other Key Employees	10% - 35%

        For fiscal 2011, the target incentive awards were set by the Compensation Committee as follows:

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President (includes Mr. Krakauer)	70%
Division CEOs (includes Mr. Malkin)	55%
Executive Vice Presidents (includes Mr. Segel)	50%
Senior Vice Presidents (includes Mr. Sheldon)	45%
Vice Presidents	40%

        Notwithstanding the foregoing, Division CEOs have 25% of their bonus target based on the annual Performance Target established for executives of Cantel. The remaining 75% is based on the annual performance target specific to the operations of such CEO's Division(s), which are established by the CEO of the Company in consultation with the Compensation Committee.

        Awards are determined as follows:

	COMPANY-WIDE EARNINGS	DIVISION EARNINGS OR OTHER TARGET
CORPORATE EXECUTIVES	100%	—
DIVISION CEOs	25%	75%

        For fiscal 2011, the only NEO who was a Division CEO was Mr. Malkin. 25% of his potential incentive compensation was based on Cantel's EPS target, while the other 75% of his potential incentive compensation was based on the attainment by Minntech in fiscal 2011 of its budgeted operating income.

        The target incentive award payable to each participant for 100% achievement of the Performance Targets (the Bonus Target) is calculated by multiplying the participant's base salary earned during the relevant Plan Year by a designated percentage established by the Compensation Committee for such participant for such Plan Year. If more or less than 100% of the Performance Target is achieved, the Compensation Committee has the discretion to increase the Bonus Target (not to exceed 200% of the Bonus Target) or decrease the Bonus Target (not to be less than 50% of the Bonus Target, provided that a minimum threshold performance level has been achieved); provided, however, that the Compensation Committee in its discretion may establish minimum Performance Targets that must be achieved in order for any incentive award to be paid. The Compensation Committee will determine the degree to which any applicable Performance Target has been achieved and any incentive award paid. At the sole discretion of the Compensation Committee, a participant may not receive an award, or the amount of an award may be decreased, due to substantiated poor individual performance or misconduct and may be declared ineligible under the STIP.

        For fiscal 2011, the Compensation Committee established the following payment criteria based on the achievement of the Performance Target:

% Achievement of $1.09 EPS (Performance Target)	% of Bonus Target to be Awarded
85% or less (EPS less than $.94)	0
Greater than 85% but less than 100% (EPS of $.94 - 1.08)	50% - 99% of Bonus Target
100% (EPS of $1.09)	100% of Bonus Target
Greater than 100% (EPS of greater than $1.09)	100% of Bonus Target plus discretionary amount

        The actual awards for our NEOs under the STIP for fiscal 2011 are shown in the tables and discussed in Compensation Discussion and Analysis above.

Long-Term Incentive Plan

        The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic and stockholder value goals. All equity awards under the LTIP are granted under the Company's 2006 Equity Incentive Plan (the Plan), which is described below, and are subject to the terms thereof.

        Under the LTIP, NEOs (other than Mr. Diker) and other executives and certain key employees of the Company, are eligible to receive annual equity awards for each Plan Year. Participants are identified by title and recommended by the CEO of the Company each year, subject to the approval of the Compensation Committee. The Compensation Committee administers the LTIP with respect to all participants. The annualized expected value of the participants' target awards under the LTIP are reviewed annually by the Compensation Committee. The Compensation Committee did not modify the annualized expected value of the participants' target awards under the LTIP for fiscal 2011 from the prior year.

        Performance based awards under the LTIP are contingent on acceptable individual performance as well as predetermined financial objectives of the Company or one or more of its subsidiaries or operating segments determined by the Compensation Committee. Performance based awards vest upon achievement of the designated performance criteria, which will be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the subsidiary or division of the Company for or within which the participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary) under one or more of the measures described above relative to the performance of other corporations. Notwithstanding the specific performance criteria established, in making a determination as to whether or not such criteria such as earnings growth was achieved, the Compensation Committee takes into consideration factors such as unanticipated taxes, acquisition costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Compensation Committee in its discretion. If a participant's employment with the Company is terminated for any reason, the participant will forfeit any non-vested performance based awards. The Compensation Committee did not grant any performance based awards in fiscal 2011.

        Service-based awards under the LTIP vest ratably over three years following the date of grant, or such other period of time determined by the Compensation Committee, subject to the terms and conditions set forth in the Plan and the agreement reflecting the award. Under the LTIP, in the event a participant's employment is terminated prior to the end of the vesting period due to (A) death, all of the service-based awards granted to the participant under the LTIP will automatically vest as of the date of termination of employment, (B) Retirement (as defined in the LTIP), all of the service-based stock options granted to the participant under the LTIP will automatically vest and the participant will forfeit any non-vested restricted stock awards or portions thereof granted under the LTIP unless the Compensation Committee, in its discretion, accelerates the vesting of such non-vested restricted stock awards, or (C) disability, any service-based awards that would have vested within the 12 month period following the termination date but for the participant's termination of employment (e.g., stock options and restricted stock awards subject only to time vesting) will automatically vest as of the termination date.

        At the sole discretion of the Compensation Committee, a participant may not receive an award or may receive a reduced award due to substantiated poor individual performance or misconduct and may be declared ineligible under the Plan.

        The actual awards for our NEOs under the LTIP for fiscal 2011 are shown in the tables and discussed in Compensation Discussion and Analysis above.

2006 Equity Incentive Plan

        The Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights (SARs) and performance awards to our employees, including our executive officers. Non-employee directors also participate in the Plan. The Plan does not permit the granting of discounted options or discounted SARs. The selection of employee participants in the Plan and the level of participation of each participant are determined by the Compensation Committee (the Board makes determinations relating to awards to directors). Subject to the limitations set forth in the Plan, the Committee may delegate to our Chief Executive Officer or other executive officers such duties and powers as the Committee may deem advisable with respect to the designation of employees to be recipients of Plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors or awards intended to qualify under Section 162(m) of the Code, or individual awards in excess of 1,500 restricted shares or 5,000 stock options (or aggregate awards during any fiscal quarter in excess of 5,000 restricted shares or 25,000 stock options) or such other parameters as may be set forth by the Committee in a subsequent resolution.

        The Plan permits the grant of non-qualified stock options, incentive stock options qualifying under Section 422 of the Code (ISOs) and SARs. SARs permit the recipient to receive a payment measured by the increase in the fair market value of a specified number of our shares from the date of grant to the date of exercise. Distributions to the recipient of a SAR may be made in common stock, in cash, other property or in any combination of the preceding as determined by the Compensation Committee. The Compensation Committee determines the terms of each stock option and SAR at the time of the grant. The exercise price of a stock option may not be less than the fair market value of our common stock on the date the option is granted; likewise, no SAR may be granted at less than the fair market value of our common stock on the date the SAR is granted. The Compensation Committee determines the exercise period of each stock option and SAR; however, the terms of stock options and SARs granted under the Plan may not exceed ten years.

        Unless otherwise provided by the Compensation Committee, in the event of the termination of a participant's service as an employee or non-employee director for any reason other than the participant's Retirement (as defined in the Plan), death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of 90 days from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter (except that in the case of a termination of employment for cause, such stock options and SARs will immediately expire). Unless otherwise provided by the Committee, upon the termination of a participant's employment due to death or disability, stock options and SARs granted to such participant will remain exercisable (to the extent vested) for a period of one year from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter. In addition, when an employee or non-employee director who has at least ten years of service with the Company and is at least 65 years of age (or at least 60 years of age with at least fifteen years of service) terminates his or her service as an employee or director (i.e., Retires), all stock options and SARs granted to such employee or director under the Plan will, upon such termination, become immediately exercisable in full and remain exercisable through the original term of the award.

        Generally, no stock option granted under the Plan may be exercised during the first year of its term or such longer period as may be specified in the option grant. However, the Plan gives the Compensation Committee the authority, in its discretion, to accelerate the vesting of stock options. The Plan also provides that unvested stock options and SARs will immediately vest if the recipient's employment or service with the Company is terminated as a result of the recipient's death or Retirement, or is terminated without cause during the 12-month period following a change in control. The Plan similarly provides for the acceleration of vesting of the next tranche of stock options and SARs in the event of a termination of employment or service as a result of disability. The Plan also provides for the acceleration of vesting of a stock option or SAR if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, under the Plan, the Compensation Committee may in its discretion "cash out" any award, whether vested or unvested, upon a change in control by paying the recipient the amount by which the Change in Control Price (as defined in the Plan) exceeds the exercise or grant price per share under the stock option or SAR award multiplied by the number of shares granted under the stock option or SAR award.

        Under the Plan, the Compensation Committee may also grant restricted stock awards and performance awards, subject to specified restrictions or vesting conditions, including but not limited to continued employment or service of the recipient with us (in the case of restricted stock awards) or the achievement of one or more specific goals relating to our performance or the performance of a business unit or the recipient over a specified period of time (in the case of performance awards). Performance-based measures could be based on various factors such as our revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, and/or economic value added or such factors as they apply to one of its business units within which the recipient is primarily employed. The performance goals of the performance awards will be set by the Compensation Committee within the time period prescribed by Section 162(m) of the Code.

        Except to the extent that the Compensation Committee specifies a longer vesting schedule in the award agreement, restricted stock awards given to non-employee Directors (and to employee Directors in their capacities as directors) will vest on the first anniversary of the grant date. Except as otherwise provided in the award agreement, restricted stock awards given to employees will vest ratably on the first, second and third anniversaries of the grant date. The Plan provides that if the recipient's service with the Company as a Director or employee terminates as a result of the recipient's death, any restricted stock awarded under the Plan will automatically vest, and if such service terminates as a result of disability, the next tranche of shares will automatically vest. The Plan also provides for the acceleration of vesting of a restricted stock award if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, the Plan gives the Compensation Committee the authority, in its discretion, to accelerate the vesting of any restricted stock award and, in connection with a change in control, to "cash out" any restricted stock award, whether vested or unvested.

        This year the Board, upon the recommendation of its Compensation Committee, approved amendments to the Plan to (A) increase by 400,000 the aggregate number of shares available for issuance under the Plan, all of which are authorized for issuance as restricted stock awards and performance awards and (B) limit the maximum number of shares with respect to which a participant may be granted awards under the Plan during any calendar year (and the maximum number within such award that may be issued to any participant during any calendar year as stock options or SARs) to 75,000. As indicated on the Notice of Meeting on page 2 of this Proxy Statement, the Company's stockholders are being asked to approve (in the case of the share increase amendment) and ratify (in the case of the share cap amendment) these amendments. Proposal 2 of this Proxy Statement sets forth a complete description of these amendments.

Risk Considerations in Our Compensation Program

        The Compensation Committee has considered the risks that may exist in the Company's compensation plans and the factors that mitigate against the plans creating material risks to the Company and believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company.

Employment Agreement

        On November 23, 2011, we entered into an Employment Agreement with Mr. Malkin, former President and CEO of our Minntech subsidiary, and terminated the existing Severance Agreement with Mr. Malkin. Under the Employment Agreement, which has an effective date of December 1, 2011, Mr. Malkin will be employed as a Senior Advisor and assist on special projects assigned by senior executives of Minntech or the CEO of Cantel. In June 2011 Mr. Malkin went on short term disability leave from the Company following an airplane accident. In September 2011, Mr. Malkin returned to work on a part time basis but did not resume his position as President and CEO.

        The Employment Agreement expires on January 5, 2014. Mr. Malkin will not be obligated to provide services for more than 30 hours a week during the period ending December 31, 2012 or more than 10 hours a week for the remainder of the employment period.

        Mr. Malkin's Employment Agreement provides for a base salary at the rate of $430,000 per year through December 31, 2012 and $100,000 per year from January 1, 2013 through January 5, 2014. The agreement provides that if Mr. Malkin retires prior to January 5, 2014, all stock options held by him will immediately vest in full. In addition, subject to certain conditions (e.g., signing a Release), all shares of restricted stock held by Mr. Malkin on January 5, 2014 will automatically vest on that date or, in the event his employment is terminated prior to January 5, 2014 for any reason other than "cause" or retirement, on the termination date.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information regarding unexercised options and unvested restricted stock held by each of our Named Executive Officers as of July 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Andrew A. Krakauer	8,667	4,333	(2)	14.59	2/2/14
	1,500	—		15.48	7/30/14
	7,250	14,500	(3)	15.89	10/28/14
	1,500	—		15.88	7/30/15
						6,666	(4)	166,183
						5,500	(5)	137,115
						26,500	(6)	660,645
						500	(7)	12,465
Seth R. Segel	—	2,333	(2)	14.59	2/2/14
	—	7,000	(3)	15.89	10/28/14
						3,333	(4)	83,092
						2,666	(5)	66,463
						13,400	(6)	334,062
Charles M. Diker	1,500	—		14.48	7/30/12
	25,000	—		10.50	5/22/13
	1,500	—		9.33	7/30/13
	1,500	—		15.48	7/30/14
	5,800	11,600	(8)	17.12	11/4/14
	1,500	—		15.88	7/30/15
						4,400	(9)	109,692
						25,000	(6)	623,250
						500	(7)	12,465
Craig A. Sheldon	2,000	2,000	(2)	14.59	2/2/14
	—	6,666	(3)	15.89	10/28/14
						3,333	(4)	83,092
						2,500	(5)	62,325
						12,700	(6)	316,611
Roy K. Malkin	6,667	3,333	(2)	14.59	2/2/14
	5,167	10,333	(3)	15.89	10/28/14
						5,000	(4)	124,650
						3,833	(5)	95,557
						19,600	(6)	488,628

(1)
The market value of shares of stock that have not vested was determined using $24.93, the closing market price per share of our common stock on July 31, 2011.

(2)
The option was granted on February 3, 2009 and has a five-year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(3)
The option was granted on October 29, 2009 and has a five-year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(4)
The restricted stock was issued February 3, 2009 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(5)
The restricted stock was issued on October 29, 2009 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(6)
The restricted stock was issued on October 21, 2010 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(7)
The restricted stock was issued on July 31, 2011 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(8)
The option was granted on November 5, 2009 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(9)
The restricted stock was issued on November 5, 2009 and is subject to risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

Equity Compensation Plan Information

        The following sets forth certain information as of July 31, 2011 with respect to our compensation plans under which Cantel securities may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	686,208	$14.55	478,629	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	686,208	14.55	478,629	(1)

(1)
Consists solely of 193,583 stock option awards and 285,046 restricted stock awards available for grant under the Plan. If Proposal 2 is approved at the meeting, an additional 400,000 restricted stock awards will be available for grant under the Plan.

Option Exercises and Stock Vested Table

        The following table provides information on stock option exercises and vesting of restricted stock during fiscal 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(2)
Andrew A. Krakauer	50,000	366,300	17,250	384,122
Seth R. Segel	55,667	243,080	9,667	217,599
Charles M. Diker	76,500	172,815	5,533	125,849
Craig A. Sheldon	80,334	123,125	9,583	216,043
Roy K. Malkin	75,000	154,500	11,917	264,153

(1)
The "Value Realized on Exercise" is the difference between the market price of the underlying security at exercise and the exercise price of the option. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

(2)
The "Value Realized on Vesting" is based on the fair market value of the underlying security on the vesting date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Post-Termination Benefits and Change in Control

        The severance agreements with Messrs. Krakauer, Segel and Sheldon expire on July 31, 2013 but automatically renew on July 31 of each year for another year unless either the Company or the NEO has provided at least 6 months' notice prior to such date that the term will not be extended. However, if a Change in Control (as defined in the severance agreements to generally include a person or group acquiring more than 50% of our stock, a majority of our Board being replaced during any 12-month period if not endorsed by our current Board, a merger or consolidation unless the Company's stockholders hold at least 80% of the voting stock of the surviving entity, a sale of all or substantially all of the Company's assets, or the approval of a plan of complete liquidation by the Company's stockholders) occurs, the term will not end before the second anniversary of the Change in Control.

        Under the severance agreements, upon termination of employment for any reason, the NEO will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off through the termination date, and (c) reimbursement of expenses. Subject to certain conditions (such as signing a release), if an NEO is terminated (1) by the Company for any reason other than for Cause, Unacceptable Performance, Disability or death or (2) by the NEO for Adequate Reason (each such capitalized term as defined in the severance agreements), then the NEO will be entitled to certain benefits, unless termination occurs during a Change in Control Coverage Period (as defined in the severance agreements). Specifically, the NEO would be entitled to (1) one year's base salary (18 months in the case of the CEO or any NEO who has completed at least 15 years of employment with the Company), paid in a lump sum, (2) if the termination occurs subsequent to a fiscal year end in which the NEO did not yet receive his earned bonus, then the NEO will be entitled to the bonus he would have been entitled to receive for such fiscal year under his applicable bonus plan if his employment had continued through the bonus payment date, (3) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rated bonus (based on number of full or partial months the NEO worked in the partial fiscal year) to the extent he would have been entitled to receive the bonus for such fiscal year under his applicable bonus plan if his employment had continued through the next bonus payment date, (4) all unvested stock options and unvested stock held by the NEO will automatically fully vest, (5) 12 months (18 months in the case of the CEO or any NEO who has completed at least 15 years of employment with the Company) of COBRA benefit premiums and (6) 12 months of outplacement services, up to $20,000.

        Subject to certain conditions (such as signing a release), under their severance agreements, if the employment of Messr. Krakauer, Segel or Sheldon is terminated during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control), the NEO will be entitled to certain compensation if (A) the Company terminates the NEO's employment (other than a termination for Cause or death), or (B) the NEO voluntarily terminates his employment for Adequate Reason or Good Reason (as defined in the severance agreements to generally include certain reductions in the authority, duties or responsibilities, certain reductions in compensation, certain reductions in the authority, duties or responsibilities of a supervisor of the NEO, certain reductions in the budget overseen by the NEO and certain changes in location). Specifically, the NEO would be entitled to (1) two times the sum of (i) the NEO's base salary and (ii) the greater of (A) a percentage of the NEO's base salary (which may range from 40% to 70%) or (B) the average of the NEO's prior two years' bonuses, (2) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro rated bonus equal to the product of the (i) greater of (A) a percentage of the NEO's base salary (which may range from 40% to 70%) or (B) the average of the NEO's prior two years' bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months the NEO worked in the partial fiscal year, and (y) the denominator of which is 12; provided, however, that if the termination occurs subsequent to the end of the preceding fiscal year as to which the NEO did not yet receive the bonus he would have received if his employment had continued through the bonus payment date, the numerator will be the number of full or partial months the NEO worked since the beginning of the preceding fiscal year to the termination date, (3) 18 months of COBRA benefits, (4) term life insurance policy for 24 months, and (5) 12 months of outplacement services, up to $20,000.

        In the case of a termination of employment of Messr. Krakauer, Segel or Sheldon due to Disability (at any time during the term of the severance agreement other than during a Change in Control Coverage Period) or death, the Company will continue to pay the NEO's base salary for a 3-month period. In addition, for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro rated bonus (based on the number of full or partial months the NEO worked in the partial fiscal year) to the extent such bonus would have been earned under his applicable bonus plan if his employment had continued through the next bonus payment date.

        If Messr. Krakauer, Segel or Sheldon intentionally and materially breaches any provision of the separate non-compete agreement he entered into in conjunction with the severance agreements, and fails to cure such breach (if curable) within 30 days, the severance agreements require such NEO to promptly repay to us any and all severance amounts previously paid to him under the severance agreement.

        Under the severance agreements, in the event (A) the Company terminates the employment of Messr. Krakauer, Segel or Sheldon for any reason other than for Cause, Unacceptable Performance, Disability, or death, or (B) during a Change in Control Coverage Period, the Company terminates the NEO's employment for any reason other than for Cause or death, or (C) the NEO terminates his employment for Adequate Reason or Good Reason or (D) the NEO's employment terminates due to death, all unvested stock options and restricted stock awards then held by the NEO will automatically vest upon the termination of such NEO's employment. In the event of a termination of the NEO's

Employment due to Retirement (as defined in the severance agreements), all unvested stock options then held by the NEO will automatically vest upon the termination of such NEO's employment. In the event of a termination of the NEO's Employment due to Disability, any stock option or restricted stock award that would have vested within the 12 month period following the termination date but for the NEO's termination of employment will automatically vest as of the termination date. In addition, the Company may, in its discretion, accelerate the vesting of any stock option or restricted stock award held by an NEO in the event the NEO's employment terminates for any reason.

        Mr. Diker is not entitled to any post-termination benefits.

Post-Termination Benefits and Change in Control Table

        The table below sets forth our reasonable estimate of the potential payments to each of our NEOs, in each case, assuming a termination date of July 31, 2011 if such NEO (1) were terminated due to Disability, (2) died, (3) Retired, (4) were terminated in connection with a change in control of the Company by us (other than for Cause or death) or by the NEO for Adequate Reason or Good Reason (Change in Control Termination), or (5) were terminated by us for any reason other than for Cause, Unacceptable Performance, Disability, or death or by the NEO for Adequate Reason (Non-Change in Control Termination).

	Disability(1)		Death		Retirement	Change in Control Termination			Non-Change in Control Termination
Name	Salary & Bonus ($)	Acceleration of Option / Stock Awards(2) ($)	Salary & Bonus ($)	Acceleration of Option / Stock Awards(2) ($)	Acceleration of Option / Stock Awards(2) ($)	Salary & Bonus ($)	Continued Healthcare Benefits and Other ($)	Acceleration of Option / Stock Awards(2) ($)	Salary & Bonus ($)	Continued Healthcare Benefits and Other ($)	Acceleration of Option / Stock Awards(2) ($)
Andrew A. Krakauer	121,250	569,479	121,251	1,152,292	N/A	1,835,375	46,656	1,152,292	727,500	43,259	1,152,292
Seth R. Segel	89,429	283,449	89,429	571,020	N/A	1,213,295	22,893	571,020	357,715	20,000	571,020
Charles M. Diker	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Craig A. Sheldon	78,995	270,618	78,995	542,968	N/A	1,047,780	45,683	542,968	473,969	43,259	542,968
Roy K. Malkin	106,528	416,506	106,528	836,708	127,874	1,350,439	37,415	836,708	426,111	30,330	836,708

(1)
Potential payments if an NEO is terminated for Disability in connection with a change of control of the Company are set forth under the heading "Change in Control Termination."

(2)
Represents the intrinsic value of unvested stock options and restricted stock as of July 31, 2011.

Director Compensation

        The table below summarizes the compensation paid by us to our directors for the fiscal year ended July 31, 2011, other than Messrs. Krakauer and Diker, whose compensation is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert L. Barbanell(2)(3)	56,500	37,395	—	93,895
Alan R. Batkin(2)	49,000	37,395	—	86,395
Ann E. Berman(2)	17,500	168,395	—	185,895
Joseph M. Cohen(2)	38,750	37,395	—	76,145
Mark N. Diker(2)	36,000	37,395	—	73,395
George L. Fotiades(2)	90,500	37,395	—	127,895
Alan J. Hirschfield(2)	48,000	37,395	—	85,395
Peter J. Pronovost(2)	19,000	143,295	—	162,295
Bruce Slovin(2)	41,000	37,395	—	78,395

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 12 to our 2011 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 31, 2011.

(2)
The aggregate number of stock awards and aggregate number of option awards outstanding for each director at July 31, 2011 are as follows: Mr. Barbanell—1,500 stock awards and 18,750 option awards; Mr. Batkin—1,500 stock awards and 18,750 option awards; Ms. Berman—6,500 stock awards; Mr. Cohen—1,500 stock awards and 18,750 option awards; Mr. Mark Diker—1,500 stock awards and 29,250 option awards; Mr. Fotiades—1,500 stock awards and 27,000 option awards; Mr. Hirschfield—1,500 stock awards and 18,000 option awards; Dr. Pronovost 6,500 stock awards; and Mr. Slovin—1,500 stock awards and 18,000 option awards.

(3)
Mr. Barbanell has not been nominated for re-election at the meeting.

        During fiscal 2011, our non-employee directors were paid an annual fee of $30,000 and $1,000 per Board meeting attended, plus reimbursement for expenses. In addition, the Presiding Director is paid an annual fee of $5,000, and the Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee are paid annual fees of $15,000, $10,000 and $3,000, respectively. Each member of the Audit Committee is paid $1,000 for each meeting attended and each member of the other committees is paid $750 for each meeting attended. In addition, Mr. Fotiades is paid an annual retainer of $50,000 to serve as Vice Chairman of the Board, in which role he serves as liaison between the Board and management. His services are provided solely as a member of the Board and for the benefit of the Board.

        In addition, employee directors and non-employee directors received under our Plan an automatic grant of 500 shares of restricted stock and 1,500 shares of restricted stock, respectively, on the last business day of our fiscal year. Also, upon his or her joining the Board, each new non-employee member of the Board is granted a restricted stock award of 5,000 shares. All of the restricted stock described in this paragraph will vest ratably over three years commencing on the first anniversary of the grant date.

        Mr. Diker, as our employee, was paid an annual fee of $237,500 for his services as Chairman of the Board.

        During fiscal 2012, the annual fee payable to non-employee directors has been increased to $35,000; however, no fees will be payable for attendance of Board meetings.

 AUDIT COMMITTEE REPORT

        The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

        This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2011 as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel's independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence; and (4) discussed with our independent registered public accounting firm their independence. The Audit Committee has considered the compatibility of the independent registered public accounting firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the year ended July 31, 2011 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:
Robert L. Barbanell (Chairman) Alan R. Batkin Ann E. Berman Bruce Slovin

 PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE
CANTEL MEDICAL CORP.
2006 EQUITY INCENTIVE PLAN

General

        At the meeting, stockholders will be asked to approve an amendment to the Cantel Medical Corp. 2006 Equity Incentive Plan (the Plan) to increase the maximum number of shares of our common stock authorized for issuance under the Plan by an additional 400,000 shares (the Share Increase Amendment), and to ratify an amendment to the Plan limiting the number of shares with respect to which a participant may be granted awards under the Plan during any calendar year to 75,000 (and of that maximum annual grant, the maximum number of shares that may be issued to any participant during any calendar year as stock options or SARs), which is also 75,000) (the Share Cap and such amendment, the Share Cap Amendment). These amendments were adopted by the Board of Directors on October 21, 2011. While the Share Cap Amendment became effective as of October 21, 2011, the Share Increase Amendment remains subject to stockholder approval and will not become effective until such approval is received.

        Currently, a total of 2,085,000 shares are authorized for issuance pursuant to equity awards granted under the Plan, of which (i) an aggregate of 1,200,000 shares are authorized for issuance pursuant to stock options and SARs and (ii) an aggregate of 885,000 shares are authorized for issuance pursuant to restricted stock awards and performance awards. Of these shares, stock options to purchase 999,751 shares and 824,078 restricted shares have previously been issued, net of cancellations, as of October 31, 2011, including to our directors and executive officers, as detailed elsewhere in this proxy statement. A total of 200,249 shares remain available for issuance pursuant to stock options and SARs and 60,922 shares remain available for grant pursuant to restricted stock awards and performance awards during the term of the Plan.

        If stockholders approve the Share Increase Amendment, the maximum number of shares that may be issued under the Plan will increase from 2,085,000 to 2,485,000 shares, with (i) the number of shares authorized for issuance pursuant to stock options and SARs (inclusive of prior awards under the Plan) remaining at 1,200,000 and (ii) the number of shares authorized for issuance pursuant to restricted stock awards and performance awards (inclusive of prior awards under the Plan) increasing from 885,000 to 1,285,000 shares. In the event the stockholders do not approve the Share Increase Amendment, the shares that may be issued under the Plan will remain at 2,085,000 shares, with (i) the number of shares authorized for issuance pursuant to stock options and SARs (inclusive of prior awards under the Plan) remaining at 1,200,000 and (ii) the number of shares authorized for issuance pursuant to restricted stock awards and performance awards (inclusive of prior awards under the Plan) remaining at 885,000 shares. Whether the stockholders ratify the Share Cap Amendment or not, the Share Cap Amendment will remain in the Plan but may not meet the requirements of Section 162(m) of the Code (with respect to stock options granted under the Plan) unless ratified by the stockholders. As a result, if the Share Cap Amendment is not ratified, stock options awarded to our "covered employees" (within the meaning of Section 162(m) of the Code) may not qualify as performance-based compensation for purposes of that Code section and therefore the exercise of such stock options by some or all of our "covered employees" may not (under certain circumstances) qualify for a tax deduction by the Company.

        The Board of Directors believes that the Plan helps us retain and motivate eligible employees and directors and helps further align the interests of eligible employees with those of our stockholders. The Board of Directors approved the additional share authority requested under the Plan to help ensure that a sufficient reserve of common stock remains available for issuance under the Plan to allow us to continue to make awards under the Plan in the future.

        As noted above in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee determined at the end of fiscal 2010 to no longer grant stock options to management and rather, to grant only restricted stock awards to management. Grants of restricted stock have intrinsic value regardless of price appreciation, and may create a better identity of interests between management and other shareholders. In addition, the Committee believes that due to their intrinsic value and their vesting schedules, restricted stock awards may have a stronger retentive effect on management than stock options. Accordingly, the Board of Directors chose to allocate the entire share increase to restricted stock awards and performance awards.

Summary Description of the 2006 Equity Incentive Plan

        The following is a brief description of the Plan. The full text of the Plan, inclusive of the amendments described hereunder, is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to such Annex A.

Administration and Duration

        The Compensation Committee (the Committee) will determine the employee participants in the Plan and the level of participation of each participant (the Board will make these determinations as to non-employee Directors). Each member of the Committee must be a "non-employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. Currently the Committee is comprised of three independent directors who are not employees of the Company. The Committee will have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Subject to the limitations set forth in the Plan, the Committee may delegate to our Chief Executive Officer or other executive officers such duties and powers as the Committee may deem advisable with respect to the designation of employees to be recipients of Plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors or awards intended to qualify under Section 162(m) of the Code, or individual awards in excess of 1,500 restricted shares or 5,000 stock options (or aggregate awards during any fiscal quarter in excess of 5,000 restricted shares or 25,000 stock options) or such other parameters as may be set forth by the Committee in a subsequent resolution.

        The Plan will terminate on November 13, 2016, unless terminated earlier by the Board of Directors.

Limit on Awards under the Plan

        The maximum number of shares as to which stock options and restricted stock awards may be granted under the Plan is currently 2,085,000 shares, of which 1,200,000 shares are authorized for issuance pursuant to stock options and SARs and 885,000 shares are authorized for issuance pursuant to stock and performance awards. In addition, and as noted above, the number of shares with respect to which a participant may be granted awards under the Plan during any calendar year (and of that amount, the number of shares that may be issued to any participant during any calendar year as options or SARs) may not exceed 75,000. We believe that equity-based long-term incentives are a necessary component of our compensation program and we have designed the Plan to allow for significant flexibility. The shares delivered under the Plan are made available from authorized but unissued shares of Cantel common stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially issued under the Plan that are forfeited or which expire unexercised will be available for further awards and stock options.

        As noted above, if the stockholders approve the Share Increase Amendment, the maximum number of shares that may be issued under the Plan will increase from 2,085,000 to 2,485,000 shares, with (i) the number of shares authorized for issuance pursuant to stock options and SARs remaining at 1,200,000 and (ii) the number of shares authorized for issuance pursuant to restricted stock awards and performance awards (inclusive of prior awards under the Plan) increasing from 885,000 to 1,285,000 shares.

Eligibility

        All of our employees (approximately 1,177 as of September 18, 2011), including our two employee Directors, as well as our eight non-employee Directors are eligible to participate in the Plan. From time to time, the Committee (or, if legally permitted, its designee), or as to non-employee Directors, the Board, will determine who will be granted awards, and the number of shares subject to such grants.

Stock Options and Stock Appreciation Rights

        The Plan permits the grant of non-qualified stock options, ISOs qualifying under Section 422 of the Code and SARs. SARs permit the recipient to receive a payment measured by the increase in the fair market value of a specified number of Cantel shares from the date of grant to the date of exercise. Distributions to the recipient of a SAR may be made in common stock, in cash, other property or in any combination of the preceding as determined by the Committee.

        The Committee determines the terms of each stock option and SAR at the time of the grant. The exercise price of a stock option may not be less than the fair market value of the stock on the date the option is granted and the aggregate fair market value (determined as of the date the option is granted) of shares underlying ISOs that are exercisable for the first time in any calendar year may not exceed the maximum permitted under the Code (presently $100,000). Likewise, no SAR may be granted at less than the fair market value of the stock on the date the SAR is granted.

        The Committee determines the exercise period of each stock option and SAR; however, the terms of stock options and SARs granted under the Plan may not exceed ten years.

        Generally, no stock option granted under the Plan may be exercised during the first year of its term or such longer period as may be specified in the option grant. However, the Plan gives the Committee the authority, in its discretion, to accelerate the vesting of stock options. The Plan also provides that unvested stock options and SARs will immediately vest if the recipient's employment or service with the Company is terminated as a result of the recipient's death or Retirement, or is terminated without cause during the 12-month period following a change in control. The Plan similarly provides for the acceleration of vesting of the next tranche of stock options and SARS in the event of a termination of employment or service as a result of disability. The Plan also provides for the acceleration of vesting of a stock option or SAR if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, under the Plan, the Compensation Committee may in its discretion "cash out" any award, whether vested or unvested, upon a change in control by paying the recipient the amount by which the Change in Control Price (as defined in the Plan) exceeds the exercise or grant price per share under the stock option or SAR award multiplied by the number of shares granted under the stock option or SAR award.

Restricted Stock Awards and Performance Awards

        Under the Plan, the Committee may also grant restricted stock awards and performance awards, subject to specified restrictions, including but not limited to continued employment of the recipient with the Company (in the case of restricted stock awards) or the achievement of one or more specific goals related to the performance of the Company, a business unit or the recipient over a specified period of time (in the case of performance awards). Performance awards can be subject to various performance measures such as: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, and/or economic value added, of the Company or one of its business units within which the recipient is primarily employed. The performance goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code. Any performance goals imposed on performance awards granted to executive officers will be described in our annual proxy statement or other appropriate filings we make with the SEC.

        Except to the extent that the Committee specifies a longer vesting schedule in the award agreement, restricted stock awards granted to non-employee Directors and to employee Directors in their capacity as directors will vest on the first anniversary of the grant date. Except to the extent provided in the award agreement, restricted stock awards granted to employees will vest ratably on the first, second and third anniversaries of the grant date. The Plan provides that if a recipient's service with the Company as a Director or employee terminates as a result of the recipient's death, any restricted stock award held by the recipient will automatically vest, and provides for the accelerated vesting of the next tranche of any restricted stock award if the recipient's employment or service terminates as a result of disability. The Plan also provides for the acceleration of vesting of a restricted stock award if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, the Plan gives the Committee the authority to accelerate the vesting of any restricted stock award.

Exercisability after Termination of Service

        Unless otherwise provided by the Committee, in the event of the termination of a participant's service as an employee or non-employee director for any reason other than the participant's Retirement (as defined in the Plan), death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of 90 days from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter (except that in the case of a termination of employment for cause, such stock options and SARs will immediately expire). Unless otherwise provided by the Committee, upon the termination of a participant's employment due to death or disability, stock options and SARs granted to such participant will remain exercisable (to the extent vested) for a period of one year from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter. In addition, when an employee or non-employee director Retires (as defined in the Plan), all stock options and SARs granted to such employee or director under the Plan will, upon such Retirement, vest and remain exercisable through the original term of the award.

Transferability

        Unless otherwise determined by the Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any stock option or other award may be exercised only by the recipient (or legal representative).

Certain Adjustments

        In the event of any change in the number or kind of outstanding shares of our common stock by reason of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or any other change in corporate structure affecting Cantel shares, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations:

  •
  in the maximum aggregate number and kind of shares available for the grant of awards under the Plan;

  •
  in the number and kind of shares or the amount of cash that may be issued and delivered to Plan participants upon the exercise of any award or in payment with respect to any award that is outstanding at the time of such change; and

  •
  in the exercise or grant price per share of stock options or SARs subject to outstanding awards granted under the Plan.

Change in Control

        Unless the Committee or Board determine otherwise at the time of grant with respect to a particular Award, in the event a Participant's employment or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 12-month period following a Change in Control:

  •
  any stock options and SARs outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable on the date of such termination;

  •
  the restrictions applicable to any restricted stock award shall lapse, and such stock shall on the date of such termination become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and

  •
  all performance awards will be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any other restriction shall lapse and such performance awards shall be immediately settled or distributed.

        In the event of a Change in Control, the Committee or Board may, in its discretion, provide that each or any Award outstanding at the time of the Change in Control shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 30 days of the Change in Control in an amount equal to (i) with respect to any stock option or SAR, the amount by which the "Change in Control Price" per Share exceeds the exercise or grant price per Share under the stock option or SAR (the "spread") multiplied by the number of shares granted under the stock option or SAR and (ii) with respect to restricted stock awards and performance awards, an amount equal to the Change in Control Price multiplied by the number of shares of the stock award or issuable under the performance award, as the case may be.

Amendment and Revocation

        The Board may amend or revoke the Plan, but may not, without prior approval of our stockholders:

  •
  increase the maximum number of shares of common stock that may be issued under the Plan (except to the extent indicated above under "Certain Adjustments");

  •
  extend the term of the Plan or of options granted under the Plan;

  •
  change the eligibility criteria for participation in the Plan;

  •
  grant options or SARs with an exercise or grant price below the fair market value of our common stock on the date of grant; or

  •
  take any other action that requires stockholder approval to comply with any tax or regulatory requirement.

Plan Benefits

        Because benefits under the Plan are determined by the Committee or the Board, in its sole discretion, it is not possible to determine the benefits that will be received by non-employee directors, executive officers and other employees under the Plan.

U.S. Tax Treatment of Options and Awards

The following description of the federal income tax consequences of awards under the Plan is general and does not purport to be complete.

Incentive Stock Options

        An ISO results in no taxable income to the optionee or a tax deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as long-term capital gain for tax purposes. If the shares are disposed of during this period, however (i.e., a "disqualifying disposition"), then the optionee will include in taxable income, as compensation in the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition of the shares over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be taxable as capital gain. In the case of a disqualifying disposition, we will generally be entitled to a tax deduction, in the year of such disposition, for the amount includible in the optionee's income as compensation. The optionee's tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her taxable income as a result of the disqualifying disposition. In general, no employment taxes are required to be withheld from the employee or paid by us in connection with the grant, exercise or disposition of ISOs.

Non-Qualified Stock Options

        A non-qualified stock option results in no taxable income to the optionee or tax deduction to us at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a tax deduction will be allowable to us in the year of exercise of the stock option in an amount equal to the taxable compensation realized by the optionee. This taxable compensation will also be subject to employment taxes (to be withheld from the employee with respect to the employee's share and to be paid by us with respect to the employer's share).

        The optionee's tax basis in such shares is equal to the sum of the option price plus the amount includible in his or her taxable income as compensation upon exercise. Any gain (or loss) recognized upon the subsequent disposition of the shares will be taxable as long-term or short-term capital gain (or loss), depending upon the holding period of the shares.

        If a non-qualified option is exercised by tendering previously owned shares of the Company's common stock in payment of the option price, then, instead of the tax treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value (on the date of exercise) of the new shares considered to have been received in the exchange in excess of the exchanged shares; the optionee's tax basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such new shares will begin on the date of exercise.

Stock Appreciation Rights; Performance Awards

        Generally, the recipient of a SAR or a Performance Award will not recognize taxable income at the time the SAR or Performance Award is granted.

        If an employee receives the appreciation inherent in the SAR or Performance Award in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR or Performance Award in stock, the value of the shares will be taxed as ordinary income to the employee at the time the shares are received. In either case, the taxable compensation received by the employee will be subject to employment taxes (to be withheld from the employee with respect to the employee's share and to be paid by us with respect to the employer's share.)

        In general, there will be no tax deduction allowed to the Company upon the grant or termination of a SAR or Performance Award . However, upon the exercise of the SAR or Performance Award, the Company will be entitled to a tax deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise, subject to the applicable provisions of the Code.

Restricted Stock Awards

        No taxable income will be recognized at the time of grant by the recipient of a restricted stock award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Alternatively, if the recipient timely makes a "Section 83(b)" election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. Subject to the applicable provisions of the Code, a tax deduction for federal income tax purposes will be allowable to us in an amount equal to the compensation realized by the employee. At the time that an employee recognizes compensation income with respect to the stock grant, such income will also be subject to employment taxes (to be withheld from the employee with respect to the employee's share and paid by us with respect to the employer's share.) The recipient's tax basis in the shares will be equal to the compensation income recognized by the employee. Any gain or loss recognized upon the subsequent disposition of the shares will be taxable as long-term or short-term capital (or loss), depending on the holding period for the shares.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

        The grant and exercise of awards under the Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

Recommendation of the Board of Directors

        The Board of Directors believes that the proposed amendments to the Plan will promote the interests of the Company and its stockholders and continue to enable the Company to attract, retain and award persons important to its success.

        The Board of Directors recommends that stockholders vote "FOR" Proposal 2 to approve the amendments to the 2006 Equity Incentive Plan.

        Members of the Board of Directors of the Company are eligible to participate in the Plan and thus have a personal interest in the approval of the amendments to the Plan.

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY VOTE)

        As required by Section 14A of the Exchange Act, we are providing our stockholders vote on a non-binding, advisory basis on the compensation of our Named Executive Officers, as such compensation is disclosed under Item 402 under the SEC's Regulation S-K in the Compensation Discussion and Analysis section of this Proxy Statement, the accompanying tabular disclosure regarding such compensation and the related narrative disclosure. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables and narratives for more information about our NEOs' compensation.

        Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance- and equity-based programs. Our performance-based bonus program rewards the Company's executive officers for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of restricted stock, reward long-term performance and align the interests of management with those of our stockholders.

        Among the various forms of performance-based compensation, we believe that equity awards, in particular, serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Equity awards closely align the long-term interests of our executives with those of our stockholders because the value of such awards is dependent upon the Company's stock price. In addition, equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives' compensation at-risk if our objectives are not achieved.

        The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests and support long-term value creation. Accordingly, the following resolution is to be submitted for a stockholder vote at the meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement."

        Because the vote is advisory, it will not be binding on the Board. The vote on this proposal is not intended to address any specific element of compensation. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

        The Board of Directors recommends that stockholders vote "FOR" Proposal 3 to approve the compensation of the Company's Named Executive Officers, as described in the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement.

 PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(SAY-WHEN-ON-PAY VOTE)

        In addition to seeking our stockholders' non-binding, advisory vote on the compensation of our Named Executive Officers, we are asking our stockholders to express a preference as to how frequently future advisory votes on executive compensation should take place. As required by Section 14A of the Exchange Act, we are giving stockholders the opportunity to express a preference to cast such advisory votes annually, every two years or every three years; stockholders also have the option to abstain from voting on this matter. We are required to hold at least once every six years an advisory vote to determine the frequency of the advisory stockholder vote on executive compensation.

        The Board recommends that advisory votes on executive compensation take place every year. Our Board has determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company's efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

        The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

        As with the Say-on-Pay vote, the Say-When-on-Pay vote is advisory, and therefore it will not be binding on the Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining).

        The Board of Directors recommends that stockholders vote for every "1 YEAR" as the frequency for future advisory votes on the compensation of our Named Executive Officers.

 PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP has audited our financial statements for over twenty years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended July 31, 2011, we retained Ernst & Young LLP to provide advisory services in the fiscal year ended July 31, 2011, and expect to continue to do so in the future. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

Auditor Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q (Audit Fees) for fiscals 2011 and 2010, and fees billed for other services rendered by Ernst & Young LLP.

	2011	2010
Audit Fees(1)	$1,268,000	$1,092,000
Audit Related Fees(2)(3)	108,886	18,096
Tax Fees(3)(4)	—	4,106

Total	$1,376,886	$1,114,202

(1)
Audit fees for fiscals 2011 and 2010 related to (i) the audits of the annual consolidated financial statements, (ii) reviews of the quarterly financial statements, and (iii) the audits of the effectiveness of our internal control over financial reporting. Additionally, the audit fees for fiscal 2011 include fees related to audit work on the August 1, 2011 acquisition of the Byrne Medical Business.

(2)
Audit related fees for fiscal 2011 consist of fees to assist us in acquisition due diligence as well as the audit of a 401(k) savings and retirement plan. Audit related fees for fiscal 2010 consisted of a fee related to the audit of a 401(k) savings and retirement plan.

(3)
The Audit Committee has determined that the provision of all non-audit services performed for us by Ernst & Young LLP is compatible with maintaining that firm's independence.

(4)
Tax fees consisted primarily of services related to international tax compliance in fiscal 2010.

        The Audit Committee has a written preapproval policy with respect to services to be provided by our independent registered public accounting firm. However, as a matter of practice, prior to engaging Ernst & Young LLP for any services, we generally obtain the prior approval of the Audit Committee even if not technically required under the terms of the policy. In fiscal 2011, all of the audit fees and audit-related fees were approved in accordance with the preapproval policy.

        The Board recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 MISCELLANEOUS

Annual Report

        Cantel's 2011 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

        UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JULY 31, 2011, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA ZISA ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

Proposals of Stockholders; Stockholder Business

        The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is August 8, 2012. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2012 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the 2011 Annual Meeting of Stockholders (no earlier than October 14, 2012 and no later than November 13, 2012, as currently scheduled); provided, however, that in the event that the date of the 2012 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

        Your vote is important. We urge you to vote by mail, by telephone, or on the Internet without delay.

Eric W. Nodiff Corporate Secretary
Dated: December 6, 2011

 ANNEX A

CANTEL MEDICAL CORP.
2006 EQUITY INCENTIVE PLAN
(As amended through October 21, 2011)

        1.    Purpose.    The purpose of the Cantel Medical Corp. 2006 Equity Incentive Plan ("the Plan") is to attract and retain employees and Directors of the Company and its Subsidiaries, and to provide such persons incentives and rewards for performance, by making available to them stock options and other awards. It is believed that these increased incentives and rewards stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its Subsidiaries.

        2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

        "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, or any other right, interest or option relating to Shares granted pursuant to the provisions of the Plan.

        "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

        "Benefit Plan" means any employment agreement, severance agreement or similar agreement between the Participant and the Company (or a Subsidiary) or any long term incentive plan or similar plan of the Company which covers the Participant, in each case which includes provisions relating to an Award granted hereunder.

        "Board" means the Board of Directors of the Company.

        "Cause" means, unless otherwise provided in a particular Award Agreement, "cause" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, (a) commission of any criminal act; (b) engaging in any act involving dishonesty or moral turpitude; (c) material violation of the Company's or any of its Subsidiaries' written policies; or (d) serious neglect or misconduct in the performance of the Participant's duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties, in each case as determined by the Committee in its sole discretion, which determination will be final, binding and conclusive.

        "Change in Control" means the occurrence of any of the following events: (i) at any time after the Effective Date at least a majority of the Board shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors on the Effective Date or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or (ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Exchange Act), except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission ("SEC") Regulation 13d-3) of Shares having 40% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

        "Change in Control Price" means, with respect to a Share, (i) the price per Share as set forth in the sale, merger or similar agreement giving rise to the Change in Control, or (ii) if there is no such agreement and except as provided in clause (iii) below, the average per share closing sales price of a Share (rounded to four decimal places), as reported on the New York Stock Exchange Consolidated Tape, over the ten consecutive trading day period prior to and including the date of a Change in Control, or (iii) in the case of a complete liquidation of the Company, the price per Share as determined in the plan of liquidation; provided, however, that in the case of Incentive Stock Options, Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive Stock Option is exercised or deemed exercised pursuant to Section 10(b). To the extent the consideration paid in any such Change in Control transaction consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        "Committee" means the Compensation Committee of the Board or (except for purposes of Section 12 below and Awards as to which such Section is applicable) such other person(s) or committee to whom it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Code.

        "Company" means Cantel Medical Corp., a Delaware corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

        "Disability" means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        "Director" means a member of the Board.

        "Effective Date" means November 14, 2006, the date this Plan is effective.

        "Employee" means any employee of the Company or any Subsidiary. For any and all purposes under this Plan, the term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or a Subsidiary at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee or otherwise an employee of the Company or a Subsidiary by any governmental or judicial authority. For purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary, even if he or she continues to be employed by such employer, unless he or she is immediately thereafter employed by the Company or another Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to the Shares, as of any date, the closing sales price for the Shares as reported on the New York Stock Exchange Consolidated Tape for that date or, if no closing price is reported for that date, the closing sales price on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

        "Incentive Stock Option" means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        "Option" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        "Participant" means an Employee or a non-employee Director who is selected by the Committee or the Board from time to time in its sole discretion to receive an Award under the Plan.

        "Performance Award" means any Award of Performance Shares granted pursuant to Section 9.

        "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

        "Performance Share" means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        "Person" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        "Restricted Stock Award" means an award of Restricted Stock under Section 8.

        "Retirement" means an Employee's termination of employment with the Company or its Subsidiary or a non-employee Director's cessation of service as a Director (other than as a result of death or Disability or removal for Cause) on or after (A) the Participant's 65th birthday if the Participant has completed at least ten years of employment with the Company or any of its Subsidiaries or service as a Director, or (B) the Participant's 60th birthday if the Participant has completed at least 15 years of employment with the Company or any of its Subsidiaries or service as a Director.

        "Shares" means the shares of common stock of the Company.

        "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

        "Subsidiary" means a corporation, company or other entity in which the Company beneficially owns, directly or indirectly, at least 50 percent of the total combined voting stock or voting power.

        "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

        3.    Administration.

        (a)    The Plan shall be administered by the Committee.    The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled; (f) determine whether, to what extent, and under what circumstances receipt of cash, Shares and other property payable with respect to an Award made under the Plan is to be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

        (b)   Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

        (c)   The Committee shall have the right, from time to time, to delegate to the Chief Executive Officer or one or more other officers of the Company such duties or powers as the Committee may deem advisable with respect to the designation of employees to be recipients of Awards and the nature and size of any such Awards, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine; provided, however, that (i) in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any person who is subject to Rule 16b-3 under the Exchange Act or to an Award to which the Committee provides that Section 12 below is applicable, and (ii) the resolution providing for such authorization sets forth the extent and limitations of such authority, including without limitation the maximum size of Awards and number of Awards that can be approved by the delegatee(s) in any fiscal quarter. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial and administrative functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

        (d)   Notwithstanding the foregoing to the contrary, any Awards or formula for granting Awards under the Plan made to non-Employee Directors shall be approved by the Board. With respect to Awards to such Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

        (e)   The terms and conditions of all Awards granted pursuant to the Plan, including the grant date, shall be approved in writing by the Board, Committee or Chief Executive Officer (or other permitted delegate), as the case may be, but in all cases consistent with the terms of the Plan. The grant date for an Award shall be on or after, but never earlier then, the date of such written approval. In no event shall the grant date for an Award be changed after such approval.

        4.    Shares Subject to the Plan.

        (a)   Subject to adjustment as provided in Section 4(c), a total of two million four hundred eighty-five thousand (2,485,000) Shares shall be authorized for issuance pursuant to Awards granted under the Plan, of which (i) an aggregate of one million two hundred thousand (1,200,000) Shares are authorized for issuance pursuant to Options and Stock Appreciation Rights and (ii) an aggregate of one million two hundred eighty-five thousand (1,285,000) Shares are authorized for issuance pursuant to Restricted Stock Awards and Performance Awards. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which a Participant may be granted Awards under the Plan during any calendar year shall not exceed 75,000, of which a maximum of 75,000 may be issued to any Participant during any calendar year as Options or Stock Appreciation Rights.

        (b)   Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

        (c)   In the event of any change in the Shares by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or any other change in corporate structure affecting the Shares, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, (ii) the number and kind of shares or the amount of cash or other property that may be issued and delivered to Participants upon the exercise of any Award or in payment with respect to any Award, that is outstanding at the time of such change, (iii) the exercise or grant price per share of Options or Stock Appreciation Rights subject to outstanding Awards granted under the Plan, shall be correspondingly adjusted so as to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Such adjustment shall be automatic in the case of stock dividends, stock splits, reverse stock splits and other transactions where the requisite adjustment is readily ascertainable such that the Participant's proportionate interest in the Company or in the cash, Shares or other property issuable under an Award shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. In all other cases, the adjustment shall be made in such manner as the Committee, in its sole discretion, may deem equitable to achieve the above stated purpose as near as may be practicable; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option that would constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

        (d)    The following Shares may also be used for the issuance of Awards under the Plan:    (i) Shares which have been forfeited under a Restricted Stock Award or a Performance Award; and (ii) Shares which are allocable to the unexercised portion of an Option or Stock Appreciation Right issued under the Plan which has expired or been terminated.

        5.    Eligibility.    Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company or any Subsidiary. Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

        6.    Stock Options.    Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

        (a)    Exercise Price.    The exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

        (b)    Number of Shares.    The Option shall state the number of Shares covered thereby.

        (c)    Exercise of Option.    Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the exercise price in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

        (d)    Broker-Assisted Exercises.    To the extent permitted by law, any Option may permit payment of the exercise price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates. In such case, the Committee shall establish rules and procedures relating to such Broker- (or Bank-) assisted exercises in a manner intended to comply with the requirements of Section 422 of the Code (in the case of Incentive Stock Options) and Section 409A of the Code, including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the bank or broker must remit payment of the exercise price, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

        (e)    Term of Option.    The Committee shall determine the option exercise period of each Option. The exercise period for Options shall not exceed ten years from the grant date.

        (f)    First Exercisable Date.    Subject to Sections 10 and 13, no Option may be exercised during the first year of its term or such longer period as may be specified in the Award Agreement; provided, however, that the Committee may in its discretion make any Option that is not yet exercisable immediately exercisable as to all or a portion of the Shares underlying such Option.

        (g)    Termination of Option.    Subject to Section 13 below, all Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

        (h)    Incorporation by Reference.    The Option shall contain a provision that all the applicable terms and conditions of the Plan are incorporated by reference therein.

        (i)    Other Provisions.    The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan. In addition, Incentive Stock Options granted under the Plan shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

        7.    Stock Appreciation Rights.    Stock Appreciation Rights may be granted hereunder to any Participant either alone or in addition to other Awards granted under the Plan. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. The Committee may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem advisable or appropriate; provided that a Stock Appreciation Right shall not have a grant price less than the Fair Market Value of a Share on the date of grant or a term of greater than ten years.

        8.    Restricted Stock.

        (a)    Issuance.    A Restricted Stock Award shall be subject to restrictions imposed by the Committee at the time of grant for a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

        (b)    Registration.    Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

        (c)    Vesting.    Subject to Sections 10 and 13, and except to the extent the Committee in its sole discretion specifies a longer vesting schedule in the Restricted Stock Award, Shares of Restricted Stock awarded to any non-employee Director (or to any employee Director to the extent granted to him or her in his or her capacity as a Director) shall vest (i.e., the risk of forfeiture with respect to such Shares shall lapse) on the first anniversary of the grant date. Subject to Sections 10 and 13 and except as provided in the previous sentence, Shares of Restricted Stock awarded to any Participant shall vest ratably on the first, second and third anniversaries of the grant date, unless otherwise specified by the Committee, in its sole discretion, in the Restricted Stock Award. Notwithstanding the foregoing, the Committee may in its discretion accelerate vesting of a Restricted Stock Award as to all or a portion of the Shares underlying the Award.

        9.    Performance Awards.    Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. Each grant of Performance Shares will specify the performance goals which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified performance goals a level or levels of achievement and will set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum level or levels, but falls short of full achievement of the specified performance goal. The performance levels to be achieved for each Performance Period and the amount of the Performance Shares to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12.

        Performance Awards granted to an Employee may vest solely based upon the achievement of the relevant performance goals, or subject to Section 10 below, may be subject to forfeiture if the employment of such Participant is terminated for any reason within one year following the issuance date of such Performance Award or such longer period as may be specified in the Performance Award.

        10.    Change In Control Provisions.

        (a)   Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant's employment or service is involuntarily terminated without Cause (as determined by the Committee or Board in its sole discretion) during the 12-month period following a Change in Control:

            (i)  any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable on the date of such termination;

           (ii)  the restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall on the date of such termination become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and

          (iii)  all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

        (b)    Change in Control Cash Out.    Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee or Board may, in its discretion, provide that each or any Award outstanding at the time of the Change in Control shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 30 days of the Change in Control in an amount equal to (i) with respect to an Option or Stock Appreciation Right, the amount by which the Change in Control Price per Share exceeds the exercise or grant price per Share under the Option or Stock Appreciation Right (the "spread") multiplied by the number of Shares granted under the Option or Stock Appreciation Right and (ii) with respect to Restricted Stock Awards and Performance Awards, an amount equal to the Change in Control Price multiplied by the number of Shares issuable under the Restricted Stock Award or Performance Award, as the case may be.

        (c)   To the extent a Participant is covered by another Benefit Plan maintained by the Company or any Subsidiary, the terms of such Benefit Plan that govern vesting in connection with a Change in Control shall govern the vesting of such Participant's Awards. To the extent the Participant's Awards are not eligible for accelerated vesting thereunder, such Awards shall be entitled to accelerated vesting to the extent provided in this Section 10.

        11.    Compliance with Section 409A of the Code.

        (a)   To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

        (b)   In order to determine for purposes of Section 409A of the Code whether a Participant is in the service of a member of the Company's controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of "service recipient" stock within the meaning of Section 409A of the Code:

        In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company's controlled group under Section 414(b) of the Code, the language "at least 50 percent" is to be used instead of "at least 80 percent" each place it appears in Code Section 1563(a)(1), (2) and (3), and

        In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language "at least 50 percent" is to be used instead of "at least 80 percent" each place it appears in Treasury Regulation Section 1.414(c)-2.

        12.    Code Section 162(m) Provisions.

        (a)   Notwithstanding any other provision of the Plan, if the Committee determines at the time a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award and if the Committee so designates, then any provisions of the Plan which would violate the provisions of Section 162(m) of the Code shall be inapplicable to such Award.

        (b)   If a Performance Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Subsidiary or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

        (c)   Notwithstanding any provision of the Plan other than Section 10, with respect to any Performance Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as "performance-based compensation" under Section 162(m) of the Code.

        (d)   The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

        13.    Termination of Service.

        (a)   Unless otherwise provided in the relevant Award Agreement or in a Benefit Plan applicable to the Award, upon the termination of a Participant's service as an Employee of the Company or one of its Subsidiaries or as a non-employee Director (the date of such termination referred to as the "Service Termination Date"):

            (i)  Options and Stock Appreciation Rights of such Participant to the extent exercisable on the Service Termination Date shall continue to be exercisable until, and shall cease to be exercisable after, the earlier of (A) the date that the Option or Stock Appreciation Right terminates or expires in accordance with its terms or (B) the expiration of the following time period after termination of service with the Company or Subsidiary: (1) the original term of such Option or Stock Appreciation Right if such service ceased due to Retirement, (2) twelve months if such service ceased due to death or Disability, (3) three months if such service ceased as a result of a termination for any other reason, or (4) such other period as the Committee may determine in its discretion, whether prior to or following the grant of an Award, not to exceed ten years from the grant date; provided that, in the event of a termination of service for Cause, such Participant's right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety; and

           (ii)  the Participant shall forfeit each (i) share of Restricted Stock and (ii) Performance Award held by the Participant at the Service Termination Date as to which, as of that date, any restrictions or conditions have not lapsed or been waived; provided, however, that if the Participant paid an acquisition price for any of such Restricted Stock, the Company shall fully reimburse the acquisition price to the Participant on or promptly following the Service Termination Date.

        (b)   Notwithstanding anything set forth in clause (a) above, (i) if a termination of service results from the Participant's death or Retirement, then on the Service Termination Date all outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that are not then exercisable and vested shall become immediately fully vested and exercisable, and (ii) if a termination of service results from the Participant's death, any Restricted Stock held by such Participant on the Service Termination Date shall immediately become fully vested and transferable to the full extent of the original grant.

        (c)   Notwithstanding anything set forth in clause (a) above or in Section 6, and unless the Committee determines otherwise, in the event that (i) the holder of an Option or a Stock Appreciation Right dies, (ii) his representative has a right to exercise such Option or Stock Appreciation Right (the "Decedent's Award"), (iii) the Decedent's Award is not exercised by the last day on which it is exercisable (the "Final Exercise Date"), and (iv) the exercise or grant price per share is below the Fair Market Value of a Share on such date, the Committee shall either (i) cancel the Option or Stock Appreciation Right in exchange for a cash payment equal to the excess of (a) the Fair Market Value of one Share on the Final Exercise Date over (b) the exercise or grant price of the Decedent's Award, multiplied by the number of Shares granted under the Option or Stock Appreciation Right or (ii) deem the Decedent's Award to be exercised on the Final Exercise Date via a cashless exercise procedure determined by the Committee, and in either case, the resulting proceeds net of any required tax withholding shall be paid to the representative.

        (d)   Notwithstanding anything set forth in clause (a) above, if a termination of service results from a Participant's Disability, then on the Service Termination Date (i) those tranche(s) of the outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that would have vested in accordance with the Award Agreement during the 12 month period following the Service Termination Date but for the cessation of the Participant's service with the Company or its Subsidiary as an Employee or service as a non-employee Director, shall become immediately vested and exercisable, and (ii) the risk of forfeiture and other restrictions on transfer applicable to tranche(s) of outstanding Restricted Stock held by such Participant on the Service Termination Date which would have lapsed in accordance with the Award Agreement during the 12 month period following the Service Termination Date but for the cessation of the Participant's service with the Company or its

Subsidiary as an employee or his service as a non-employee Director shall immediately be deemed to have lapsed.

        14.    Amendments and Termination.

        (a)   The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (ii) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (iii) approval of the holders of a majority of the outstanding Common Stock with respect to any alteration or amendment to the Plan which increases the maximum number of Shares of Common Stock which may be issued under the Plan (except to the extent contemplated by Section 4(c) above), extends the term of the Plan or of options granted thereunder, changes the eligibility criteria in Section 5, or reduces the exercise or grant price below that now provided for in the Plan.

        (b)   Subject to Section 12, the Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

        (c)   The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment to an outstanding Award shall (i) materially impair the rights of any Participant without his or her consent or (ii) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise or grant price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise or grant price of the original Options or Stock Appreciation Rights without stockholder approval. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

        15.    Dividends.    Subject to the provisions of the Plan and any Award Agreement, the recipient of a Restricted Stock Award may, if so determined by the Committee, be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Restricted Stock Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

        16.    General Provisions.

        (a)   An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or, in the event of a Participant's legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

        (b)   No Employee shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. Neither the Award nor any benefits arising out of the Plan shall constitute part of a Participant's employment or service contract with the Company or any Subsidiary and, accordingly, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The Awards under the Plan are not intended to be treated as compensation for any purpose under any other Company plan.

        (c)   No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

        (d)   The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted an Award Agreement or other instrument evidencing the Award.

        (e)   Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment or Participant's service at any time, with or without cause.

        (f)    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (g)   No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

        (h)   Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

        (i)    The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the Employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

        (j)    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        (k)   Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of Shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such Shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New Jersey without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

        (l)    If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

        (m)  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

        (n)   If approved by the Committee in its sole discretion, an Employee's absence or leave because of military or governmental service or disability shall not be considered an interruption of employment for any purpose under the Plan.

        (o)   If an Award granted to a Participant under the Plan is also covered by another Benefit Plan (such as the Long Term Incentive Plan or an employment or severance agreement), the Award shall also be subject to the terms of such Benefit Plan(s). The Plan and all such Benefit Plans that cover the Participant and the Award shall be construed in a consistent manner. In the event of a conflict between the terms and conditions of the Plan and any of the Benefit Plans as they relate to an Award hereunder, the order of precedence shall be as follows: (i) any Benefit Plan that constitutes an employment or severance agreement; (ii) any Benefit Plan that constitutes a long term incentive plan or other plan which covers equity awards issued under the Plan; and (iii) the Plan; provided, however, that no effect shall be given to any provision of any Benefit Plan that conflicts with any provision of the Plan if and to the extent that such conflicting provision in the Benefit Plan could not have been approved by the Board as an amendment to the Plan pursuant to Section 14(a) of the Plan without stockholder approval or the consent of the relevant Participant, unless and until such approval or consent has been obtained.

        17.    Term of Plan.    The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 14.

        18.    Compliance with Section 16.    With respect to Participants subject to Section 16 of the Exchange Act ("Members"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.

CANTEL MEDICAL CORP.

150 CLOVE ROAD, 9TH FLOOR

LITTLE FALLS, NJ 07424

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote
FOR the following:

1. Election of Directors	☐	☐	☐
Nominees

01 Charles M. Diker

02 Alan R. Batkin

03 Ann E. Berman

04 Joseph M. Cohen

05 Mark N. Diker

06 George L. Fotiades

07 Alan J. Hirschfield

08 Andrew A. Krakauer

09 Peter J. Pronovost

10 Bruce Slovin

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	For	Against	Abstain
The Board of Directors recommends you vote FOR
proposals 2 and 3.

2. Approve amendments to the Company’s 2006 Equity Incentive Plan that would, among other things, increase by 400,000 the number of shares of common stock available for issuance under the Plan.	☐	☐	☐

3. An advisory vote on the compensation of the
Company’s Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you
vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends you vote FOR
the following proposal:

5. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2012.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

CANTEL MEDICAL CORP.
Annual Meeting of Stockholders
January 12, 2012 9:30 a.m.

This proxy is solicited by the Board of Directors

I appoint Charles M. Diker and Eric W. Nodiff, or either of them, as my proxies, with full power of substitution, to vote all shares of Common Stock of CANTEL MEDICAL CORP. that I am entitled to vote at the Annual Meeting of Stockholders to be held on January 12, 2012 at 9:30 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, and any adjournment of the meeting on all matters coming before said meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote “FOR” the election of all nominees listed under Item 1, “FOR” Item 2 and Item 3, “1 YEAR” for Item 4 and “FOR” Item 5.  My proxies may vote according to their discretion on any other matter which may properly come before the meeting.  I may revoke this proxy prior to its exercise.

Continued and to be signed on reverse side

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QuickLinks

Information about the Annual Meeting
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD MATTERS; COMMITTEES
EXECUTIVE OFFICERS OF CANTEL
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Equity Compensation Plan Information
AUDIT COMMITTEE REPORT
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE CANTEL MEDICAL CORP. 2006 EQUITY INCENTIVE PLAN
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE)
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-WHEN-ON-PAY VOTE)
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS
  ANNEX A
CANTEL MEDICAL CORP. 2006 EQUITY INCENTIVE PLAN (As amended through October 21, 2011)